SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                  Form 8-K

                               CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 1997

              First Southeast Financial Corporation
      ------------------------------------------------------
      (Exact name of registrant as specified in its charter)

        Delaware                 0-22240            57-0979678
---------------------------- ----------------    ----------------
(State or other jurisdiction (Commission File    (I.R.S. Employer
    of incorporation)          Number)         Identification No.)

201 North Main Street, Anderson, South Carolina        29622
-----------------------------------------------  ----------------
(Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code:  (864) 224-3401
                                                     --------------
                       Not Applicable
   ------------------------------------------------------------
   (Former name or former address, if changed since last report)

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Item 5.  Other Events
---------------------
       On July 1, 1997, First Southeast Financial Corporation ("FSFC") and its wholly-owned subsidiary, First Federal Savings and Loan Association of Anderson ("FFA") entered into a definitive merger agreement ("Agreement") with Carolina First Corporation ("CFC"), and Carolina First Bank ("CFB"), pursuant to which FSFC will be merged into CFC and, thereafter, FFA will be merged into CFB. The Agreement provides that each share of FSFC's common stock will be exchanged for one share of CFC Common Stock subject to adjustment in the event of a 10% movement in CFC's stock price. The aggregate value of the consideration is approximately $65 million, subject to certain adjustments.

       Consummation of the acquisition is subject to several conditions, including receipt of applicable regulatory approval and stockholder approval by FSFC's and CFC's shareholders. For information regarding the terms of the proposed transaction, reference is made to the Agreement and the press release dated July 1, 1997, which are attached hereto as Exhibits 2 and 99, respectively, and incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information
         and Exhibits
--------------------------------------------------------------

       (c)    Exhibits:

              2 Reorganization and Plan of Mergers dated as of July 1, 1997 by and among First Southeast Financial Corporation, First Federal Savings and Loan Association of Anderson, Carolina First Corporation and Carolina First Bank.

              99    Press Release dated July 1, 1997.

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                              SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                      FIRST SOUTHEAST FINANCIAL
                                      CORPORATION

July 3, 1997                          By:  /s/ David C. Wakefield III
                                           ---------------------------------
                                           David C. Wakefield III
                                           President



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                               Exhibit 2

                        Reorganization Agreement
          dated as of July 1, 1997 and Related Plans of Merger



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
                           REORGANIZATION AGREEMENT


                                 BY AND AMONG

                          CAROLINA FIRST CORPORATION,

                             CAROLINA FIRST BANK,

                    FIRST SOUTHEAST FINANCIAL CORPORATION,

                                      AND

            FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF ANDERSON
















                           DATED AS OF JULY 1, 1997


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                               TABLE OF CONTENTS

SECTION I.  DEFINITIONS......................................................  6
      1.1.  Articles of Merger...............................................  6
      1.2.  Bank Merger......................................................  6
      1.3.  Benefit Plans....................................................  6
      1.4.  CERCLA...........................................................  6
      1.5.  CFB..............................................................  6
      1.6.  CFC..............................................................  6
      1.7.  CFC Benefit Plans................................................  6
      1.8.  CFC Common Stock.................................................  6
      1.9.  CFC Shareholder Approvals........................................  6
      1.10. CFC Shareholders' Meeting........................................  6
      1.11. Closing; Closing Date ...........................................  6
      1.12. Code.............................................................  7
      1.13. Confidential Information.........................................  7
      1.14. Corporate Merger.................................................  7
      1.15. Derivative Contract..............................................  7
      1.16. ERISA............................................................  7
      1.17. Effective Time...................................................  7
      1.19. Exchange Act.....................................................  7
      1.20. FDIC.............................................................  7
      1.21. FFA..............................................................  7
      1.22. FMSC.............................................................  7
      1.23. FSFC.............................................................  7
      1.24. FSFC Benefit Plans...............................................  7
      1.25. FSFC Common Stock................................................  7
      1.26. FSFC Shareholder Approvals.......................................  7
      1.27. FSFC Shareholders' Meeting.......................................  7
      1.28. Federal Reserve Board............................................  7
      1.29. Federal Reserve..................................................  7
      1.30. GAAP.............................................................  7
      1.31. IRS..............................................................  7
      1.32. Knowledge........................................................  7
      1.33. Lien.............................................................  8
      1.34. Material Adverse Event; Material Adverse Effect..................  8
      1.35. Mergers..........................................................  8
      1.36. OTS..............................................................  8
      1.37. PBGC.............................................................  8
      1.38. Person...........................................................  8
      1.39. Plan of Merger...................................................  8
      1.40. Proxy Statement..................................................  8
      1.41. Registration Statement...........................................  8
      1.42. Regulations......................................................  8
      1.43. Regulatory Approvals.............................................  8
      1.44. Regulatory Authority.............................................  8
      1.45. Reorganization Agreement.........................................  8
      1.46. Rights...........................................................  8
      1.47. SEC..............................................................  9
      1.48. Securities Act...................................................  9
      1.49. State Board......................................................  9
      1.50. Shareholder Approvals............................................  9

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      1.51. Shareholders' Meetings...........................................  9
      1.52. Subsidiary Plan of Merger........................................  9

SECTION II.  THE MERGERS.....................................................  9
      2.1.  Corporate Merger.................................................  9
      2.2.  Bank Merger......................................................  9
      2.3.  The Closing......................................................  9
      2.4.  Consideration for the Mergers....................................  9
      2.5.  Shareholder Approvals; Registration Statement....................  9
      2.6.  Cooperation; Regulatory Filings..................................  9
      2.7.  Tax Treatment...................................................  10

SECTION III.  REPRESENTATIONS AND WARRANTIES OF FSFC AND FFA................  10
      3.1.  Organization, Good Standing and Conduct of Business.............  10
      3.2.  Subsidiaries....................................................  10
      3.3.  Corporate Authority.............................................  11
      3.4.  Binding Effect..................................................  11
      3.5.  Capitalization of FSFC..........................................  11
      3.6.  Compliance with Laws; Absence of Defaults.......................  11
      3.7.  Non-Contravention and Defaults; No Liens........................  12
      3.8.  Necessary Approvals.............................................  12
      3.9.  Financial Statements............................................  12
      3.10. Tax Returns.....................................................  12
      3.11. Undisclosed Liabilities.........................................  13
      3.12. Properties, Encumbrances........................................  13
      3.13. Litigation......................................................  13
      3.14. Reports.........................................................  13
      3.15. Brokers.........................................................  13
      3.16. Expenditures....................................................  13
      3.17. Insurance.......................................................  13
      3.18. Contracts and Commitments.......................................  13
      3.19. Employee Benefit Plans and Contracts............................  14
      3.20. Allowance for Loan Losses.......................................  15
      3.21. Environmental Matters...........................................  15
      3.22. FSFC Information................................................  16
      3.23. Asset Classification............................................  16
      3.24. Derivatives Contracts, Etc......................................  16
      3.25. Labor Matters...................................................  16
      3.26. Securities Reports..............................................  16
      3.27. Ownership of CFC Common Stock...................................  16
      3.28. Resale of CFC Common Stock......................................  16

SECTION IV.  REPRESENTATIONS AND WARRANTIES BY CFC AND CFB..................  17
      4.1.  Organization, Good Standing and Conduct of Business.............  17
      4.2.  Subsidiaries....................................................  17
      4.3.  Corporate Authority.............................................  17
      4.4.  Binding Effect..................................................  17
      4.5.  Capitalization of CFC...........................................  17
      4.6.  Compliance with Laws; Absence of Defaults.......................  18
      4.7.  Non-Contravention and Defaults; No Liens........................  18
      4.8.  Necessary Approvals.............................................  18
      4.9.  Financial Statements............................................  19

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      4.10. Tax Returns.....................................................  19
      4.11. Undisclosed Liabilities.........................................  19
      4.12. Litigation......................................................  19
      4.13. Reports.........................................................  20
      4.14. Employee Benefit Plans and Contracts............................  20
      4.15. Allowance for Loan Losses.......................................  21
      4.16. Environmental Matters...........................................  21
      4.17. Asset Classification............................................  21
      4.18. Labor Matters...................................................  21
      4.19. CFC Information.................................................  21
      4.20. Securities Reports..............................................  21
      4.21. Ownership of FSFC Common Stock..................................  22
      4.22. Due Diligence...................................................  22

SECTION V.   CONDUCT OF BUSINESS PENDING CLOSING............................  22
      5.1.  Conduct of FSFC Pending Closing.................................  22
      5.2.  Conduct of CFC Pending Closing..................................  23

SECTION VI.  COVENANTS OF THE PARTIES.......................................  23
      6.1.  Access to Properties and Records................................  23
      6.2.  Confidentiality.................................................  23
      6.3.  Cooperation.....................................................  24
      6.4.  Affiliates' Letters.............................................  24
      6.5.  Listing of CFC Common Stock.....................................  24
      6.6.  Letters from Accountants........................................  24
      6.7.  Tax Treatment...................................................  24
      6.8.  Expenses........................................................  24
      6.9.  Material Events.................................................  24
      6.10. Acquisition Proposals...........................................  24
      6.11. Public Announcements............................................  25
      6.12. Updating of Schedules...........................................  25
      6.13. Certain Policies of FSFC........................................  25
      6.14. Employee Matters................................................  25
      6.15. Directors.......................................................  26
      6.16. Charitable Contributions........................................  26
      6.17. Prohibited Actions..............................................  26

SECTION VII.   CONDITIONS TO CFC'S OBLIGATION TO CLOSE......................  26
      7.1.  Performance of Acts and Representations by FSFC.................  26
      7.2.  Opinion of Counsel for FSFC.....................................  27
      7.3.  Conduct of Business.............................................  27
      7.4.  Consents........................................................  27
      7.5.  Certificate.....................................................  27
      7.6.  Shareholder Approvals...........................................  27
      7.7.  IRS Ruling......................................................  27
      7.8.  Securities Laws.................................................  28
      7.9.  FSFC Allowance..................................................  28

SECTION VIII. CONDITIONS TO THE OBLIGATION OF FSFC TO CLOSE.................  28
      8.1.  Performance of Acts and Representations by CFC and CFB..........  28
      8.2.  Opinion of Counsel for CFC......................................  28
      8.3.  Conduct of Business.............................................  28

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      8.4.  Consents........................................................  28
      8.5.  Certificate.....................................................  29
      8.6.  Tax Opinion.....................................................  29
      8.7.  Shareholder Approvals...........................................  29
      8.8.  Securities Laws.................................................  29

SECTION IX.   TERMINATION...................................................  29
      9.1.  Termination.....................................................  29

SECTION X.   INDEMNIFICATION................................................  29
      10.1.  Information for Application and Statements.....................  29
      10.2.  Indemnification of Officers and Directors......................  30
      10.3.  Insurance......................................................  30

SECTION XI.   MISCELLANEOUS.................................................  31
      11.1.  Survival of Representations and Warranties.....................  31
      11.2.  Entire Agreement...............................................  31
      11.3.  Binding Agreement..............................................  31
      11.4.  Notices........................................................  31
      11.5.  Counterparts...................................................  31
      11.6.  Headings.......................................................  32
      11.7.  Law Governing..................................................  32
      11.8.  Amendment......................................................  32
      11.9.  Waiver.........................................................  32

APPENDICES
Appendix A   Plan of Merger
Appendix B   Subsidiary Plan of Merger

SCHEDULES
Schedule 3.6:  Violations
Schedule 3.8:  Necessary Approvals
Schedule 3.11: Material Liabilities or Obligations Not Disclosed in the FSFC
               Financial Statements
Schedule 3.12: Exceptions to No Liens
Schedule 3.13: Litigation
Schedule 3.16: Proposed Expenditures Exceeding $100,000
Schedule 3.17: Insurance
Schedule 3.1 Contracts or Other Commitments of FSFC; Other Material Contracts or Commitments
Schedule 3.19: FSFC Employee Benefit and Welfare Plans
Schedule 3.23: Classified Assets
Schedule 3.24: Derivatives Contracts, Etc.
Schedule 4.4:  Exceptions to CFC Capitalization Representations
Schedule 4.6:  Violations
Schedule 4.10: CFC Tax Matters
Schedule 4.11: Material Liabilities or Obligations Not Disclosed in the CFC
               Financial Statements
Schedule 4.12: Litigation
Schedule 4.14: CFC Employee Benefit and Welfare Plans
Schedule 4.17: Classified Assets
Schedule 6.16: Charitable Contributions

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      This REORGANIZATION AGREEMENT is entered into as of this 1st day of July,
1997 among Carolina First Corporation ("CFC"), a corporation organized and existing under the laws of the State of South Carolina, Carolina First Bank ("CFB"), a corporation organized and existing under the laws of the State of South Carolina, First Southeast Financial Corporation ("FSFC"), a corporation organized and existing under the laws of the state of Delaware, and First Federal Savings and Loan Association of Anderson ("FFA"), a federal savings and loan association organized and existing under the laws of the United States of America.

                                   RECITALS

      A. FSFC is a Delaware corporation headquartered in Anderson, South Carolina, and a registered savings and loan holding company under the Home Owners' Loan Act of 1933, as amended ("HOLA").
      B. FFA is a federal savings and loan association headquartered in Anderson, South Carolina, and a wholly-owned subsidiary of FSFC.
      C. CFC is a South Carolina corporation headquartered in Greenville, South Carolina, and a registered bank holding company under the Bank Holding Company Act of 1956, as amended ("BHCA").
      D. CFB is a South Carolina-chartered, non-member banking corporation headquartered in Greenville, South Carolina.
      E. The parties hereto desire that FSFC be merged with and into CFC (the "Corporate Merger"), all as more particularly set forth herein.
      F. Subsequent to the Corporate Merger, the parties desire that FFA be merged with and into CFB (the "Bank Merger"), all as more particularly set forth herein.

      NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties and agreements herein contained, CFC, CFB, FSFC and FFA hereby agree as follows:

                            SECTION I.  DEFINITIONS

      1.1. Articles of Merger. The Articles of Merger to be executed by (i) CFC and FSFC and (ii) CFB and FFA and in a form appropriate for filing with the Secretary of State of South Carolina and the Secretary of State of Delaware, and relating to the effective consummation of the Mergers as contemplated by the Plan of Merger.
      1.2.  Bank Merger. The merger described in Section 2.2.
      1.3. Benefit Plans. All employee benefit plans within the meaning of
Section 3(3) of ERISA and any related or separate contracts, plans, trusts, annuities, programs, policies, arrangements, practices, customs and understandings that provide benefits of economic value to any present or former employee, or current or former beneficiary, dependent or assignee of any such employee or former employee.
      1.4. CERCLA. The Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. 9601 et seq.
      1.5. CFB. Carolina First Bank, a South Carolina corporation and a wholly-owned subsidiary of CFC.
      1.6. CFC. Carolina First Corporation, a bank holding company headquartered in Greenville, South Carolina.
      1.7. CFC Benefit Plans. All Benefit Plans, and all other material fringe benefit plans or programs, sponsored or maintained by CFC or CFB or under which CFC or CFB may be obligated.
      1.8. CFC Common Stock. The common stock, par value $1.00 per share, of CFC.
      1.9. CFC Shareholder Approvals. This term shall mean, as the context may require, the duly authorized written consent of CFC to the Bank Merger and the approval by the requisite vote of the shareholders of CFC at the CFC Shareholders' Meeting of the Corporate Merger, all in accordance with this Reorganization Agreement and the Plan of Merger and the Subsidiary Plan of Merger.

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      1.10.  CFC Shareholders' Meeting. The meeting of CFC shareholders at which the Corporate Merger will be voted upon.
      1.11. Closing; Closing Date. The terms "Closing" and "Closing Date" shall have the meanings ascribed to them in Section 2.3 hereof.
      1.12. Code. The Internal Revenue Code of 1986, as amended, including, if the context permits, the applicable regulations promulgated pursuant thereto.
      1.13. Confidential Information. The term "Confidential Information" shall mean all information of any kind concerning a party hereto that is furnished by such party or on its behalf pursuant to Section 6.1 hereof as a result of the transactions contemplated herein, except information (i) ascertainable or obtained from public or published information, (ii) received from a third party not known to the recipient of Confidential Information to be under an obligation to keep such information confidential, (iii) which is or becomes known to the public (other than through a breach of this Reorganization Agreement), (iv) of which the recipient was in possession prior to disclosure thereof in connection with the Mergers, or (v) which was independently developed by the recipient without the benefit of Confidential Information.
      1.14. Corporate Merger. The merger described in Section 2.1 hereof.
      1.15. Derivative Contract. Any exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or any other contract not included on a balance sheet which is a derivative contract (including various combinations thereof).
      1.16. ERISA. The Employee Retirement Income Security Act of 1974, as amended.
      1.17. Effective Time. The date and time which the Mergers become effective as set forth in the Articles of Merger. Subject to the terms and conditions hereof, the Effective Time shall be such time on such date as CFC shall notify FSFC in writing not less than five days prior thereto, which date shall not be more than 30 days after all conditions have been satisfied or waived in writing.
      1.18. Ending Price. The average of the closing prices as quoted on the Nasdaq National Market for CFC Common Stock for the ten days in which CFC Common Stock was traded immediately prior to the Closing Date.
      1.19. Exchange Act. The Securities Exchange Act of 1934, as amended.
      1.20. FDIC. The Federal Deposit Insurance Corporation.
      1.21. FFA. First Federal Savings and Loan Association of Anderson, a federal savings and loan association organized and existing under the laws of the United States of America. Where the context permits, FFA shall be deemed to include FFA and FMSC.
      1.22. FMSC. First Master Service Corporation, a South Carolina corporation and wholly-owned subsidiary of FFA.
      1.23. FSFC. First Southeast Financial Corporation, a corporation organized and existing under the laws of the state of Delaware. In Section III hereof, where the context permits, FSFC shall include FFA.
      1.24. FSFC Benefit Plans. All Benefit Plans, and all other material fringe benefit plans or programs, sponsored or maintained by FSFC or FFA or under which FSFC or FFA may be obligated.
      1.25. FSFC Common Stock. The common stock, par value $0.01 per share, of FSFC.
      1.26. FSFC Shareholder Approvals. This term shall mean, as the context may require, the duly authorized written consent of FSFC to the Bank Merger and the approval by the requisite vote of the shareholders of FSFC at the FSFC Shareholders' Meeting of the Corporate Merger, all in accordance with this Reorganization Agreement and the Plan of Merger.
      1.27. FSFC Shareholders' Meeting. The meeting of FSFC shareholders at which the Corporate Merger will be voted upon.
      1.28. Federal Reserve Board. The Board of Governors of the Federal Reserve System, or any successor thereto.
      1.29. Federal Reserve. The Federal Reserve Bank of Richmond acting under delegated authority from the Federal Reserve Board, or any successor thereto.
      1.30. GAAP. Generally accepted accounting principles consistently applied.
      1.31. IRS. The Internal Revenue Service.

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      1.32. Knowledge. When used in the phrase "to the knowledge" or a similar phrase, shall mean the actual knowledge of the executive officers of the referenced party or parties, as applicable, after reasonable inquiry of the other executive officers and the directors of the parties and the Persons responsible for the day-to-day operations of the parties or their subsidiaries (although this definition shall not give rise to any duty of any independent verification or confirmation by members of senior management or board of directors of the entity making the representation or warranty from other Persons).
      1.33. Lien. Any lien, claim, encumbrance, security interest, assessment, charge, restriction (including restriction on voting rights or rights of disposition), mortgage, deed of trust, equity of any character, third party right of whatever nature or other similar or like charge.
      1.34. Material Adverse Event; Material Adverse Effect. This shall mean an event, effect, occurrence or circumstance which, alone or when taken with other breaches, events, effects, occurrences or circumstances existing concurrently therewith (including without limitation, any breach of a representation or warranty contained herein by such party) (i) has or is reasonably expected to have a material adverse effect on the properties, financial condition, results of operations, or business of such party and its subsidiaries, taken as a whole, or (ii) would materially prevent such party's, or any affiliated party's, ability to perform its obligations under this Reorganization Agreement or the consummation of any of the transactions contemplated hereby; provided, however, that in determining whether a Material Adverse Effect or Material Adverse Event has occurred, there shall be excluded any effect the cause of which is (A) any change in banking, tax and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (B) any change in GAAP or regulatory accounting requirements applicable to the parties hereto, (C) any action or omission of FSFC or CFC or a subsidiary thereof taken with the prior written consent of CFC or FSFC, as applicable, in contemplation of the transaction contemplated herein, (D) the actions contemplated by Section 6.13, and (E) any changes in general economic conditions affecting financial institutions generally, including but not limited to changes in interest rates.
      1.35. Mergers. The Bank Merger and the Corporate Merger.
      1.36. OTS. The Office of Thrift Supervision.
      1.37. PBGC. The Pension Benefit Guaranty Corporation.
      1.38. Person. An individual, a partnership, a corporation, a commercial bank, an industrial bank, a savings association, a savings bank, a limited liability company, an association, a joint stock company, a trust, a business trust, a joint venture, an unincorporated organization, a governmental entity (or any department, agency, or political subdivision thereof) or other entity.
      1.39. Plan of Merger. The Plan of Merger attached to this Reorganization Agreement as Appendix A.
      1.40. Proxy Statement. The joint proxy statement/prospectus included in the Registration Statement which shall be furnished to the FSFC shareholders and the CFC shareholders in connection with the Shareholders' Meetings and the matters contemplated hereby.
      1.41. Registration Statement. The Registration Statement on Form S-4 to be filed with the SEC registering the issuance of the CFC Common Stock to be issued to the FSFC shareholders in connection with the Corporate Merger.
      1.42. Regulations. The regulations issued by the IRS under the Code.
      1.43. Regulatory Approvals. The order of the Federal Reserve Board (or, if applicable, of the Federal Reserve acting under delegated authority) approving the Mergers and the required order, approval, or exemption of the FDIC, the OTS, the State Board, or any other Regulatory Authority approving the Corporate Merger and/or the Bank Merger.
      1.44. Regulatory Authority. Any federal or state governmental agency or authority charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including, without limitation, the OTS, the FDIC, and the Federal Reserve Board) and any other federal or state bank, thrift or other financial institution, insurance or securities regulatory authorities, and any and all other agencies or departments of federal, state or local government, including without limitation the SEC.

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      1.45. Reorganization Agreement. This Reorganization Agreement, including all schedules, appendices and exhibits attached hereto.
      1.46. Rights. Rights shall mean warrants, calls, commitments, options, rights (whether stock appreciation rights, conversion rights, exchange rights, profit participation rights, or otherwise), securities or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, and other arrangements or commitments which obligate a Person to issue, otherwise cause to become outstanding, sell, transfer, pledge, or otherwise dispose of any of its capital stock or other ownership interests, or any voting rights thereof or therein, or to pay monetary sums by reference to the existence or market valuation, or in lieu and place, of any of its capital stock or ownership interests therein.
      1.47. SEC. The Securities and Exchange Commission.
      1.48. Securities Act. The Securities Act of 1933, as amended.
      1.49. State Board. The South Carolina State Board of Financial
Institutions.
      1.50. Shareholder Approvals. The FSFC Shareholders' Approval and the CFC Shareholders' Approval.
      1.51. Shareholders' Meetings. The respective meetings of the shareholders of FSFC and CFC at which the Corporate Merger shall be voted upon.
      1.52. Subsidiary Plan of Merger. The Subsidiary Plan of Merger attached to this Reorganization Agreement as Appendix B.


                           SECTION II.  THE MERGERS

      2.1. Corporate Merger. Subject to the terms and conditions of this Reorganization Agreement, including the Plan of Merger, FSFC shall merge with and into CFC (the "Corporate Merger"), the separate existence of FSFC shall cease, and CFC shall survive and the name of the surviving Corporation shall be "Carolina First Corporation". The parties agree that the Corporate Merger will be effected pursuant to the terms set forth in the Plan of Merger.
      2.2. Bank Merger. On the day following the Closing Date or as soon thereafter as CFB may deem appropriate: FFA shall be merged with and into CFB (the "Bank Merger"), the separate existence of FFA shall cease and CFB shall survive and the name of the surviving bank shall be "Carolina First Bank." The parties agree that the Bank Merger will be effected pursuant to the terms set forth in the Subsidiary Plan of Merger.
      2.3. The Closing. The Closing of the transaction contemplated herein shall be held as soon as reasonably practicable after fulfillment of all conditions set forth in Section VII and Section VIII hereof (the "Closing Date"), at the offices of Wyche, Burgess, Freeman & Parham, P.A. or at such other place and time as the parties hereto may mutually agree; provided, however, that in the event that Closing has not occurred by March 31, 1998, either party hereto shall have the right to terminate this Reorganization Agreement.
      2.4. Consideration for the Mergers. The manner of converting the shares of FSFC into shares of CFC shall be as set forth in the Plan of Merger. The manner of converting the shares of FFA into shares of CFB shall be as set forth in the Subsidiary Plan of Merger.
      2.5. Shareholder Approvals; Registration Statement. Each of CFC and FSFC shall call their respective Shareholders' Meetings in accordance with the applicable provisions of South Carolina law, Delaware law and federal securities laws (as applicable) for the purpose of considering and voting on this Reorganization Agreement and the transactions contemplated hereby. The Shareholders' Meetings shall be held as soon as practicable. The board of directors of each of CFC and FSFC shall recommend (subject to compliance with their legal and fiduciary duties, as advised by counsel) to their respective shareholders and use their best efforts to obtain the approval of this Reorganization Agreement and the Mergers. CFC shall file the Registration Statement with the SEC and shall pay the required filing fees. The parties will use their respective best efforts and cooperate with each other to obtain promptly the effectiveness of the

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

Registration Statement. CFC shall also take any reasonable action required to be taken under the blue sky laws in connection with the issuance of CFC Common Stock in the Corporate Merger. CFC and FSFC shall jointly prepare the Proxy Statement, which shall be reasonably acceptable to all parties. The Proxy Statement shall be mailed to the FSFC and CFC shareholders as soon as reasonably practicable after the SEC's declaration of effectiveness of the Registration Statement, with due consideration given to the anticipated length of time that will be required to obtain the Regulatory Approvals. FSFC shall mail, at its expense, the Proxy Statement to its shareholders. CFC shall mail, at its expense, the Proxy Statement to its shareholders.
      2.6. Cooperation; Regulatory Filings. Subject to the terms and conditions of this Reorganization Agreement, CFC and FSFC shall cooperate, and shall cause each of their subsidiaries to cooperate, in the preparation and submission by CFC and FSFC, as promptly as reasonably practicable, of such applications, petitions, and other documents and materials as any of them may reasonably deem necessary or desirable to the SEC, the Federal Reserve, the OTS, the appropriate Regulatory Authorities of South Carolina and Delaware, the shareholders of FSFC and CFC, and any other Persons for the purpose of obtaining any approvals or consents necessary to consummate the transactions contemplated by this Reorganization Agreement. Prior to the making of any such filings with any Regulatory Authority or the making of any written disclosures with respect to the transactions contemplated hereby to shareholders or to any third person (such as mailings to shareholders or press releases), the parties shall submit to each other the material to be filed, mailed, or released. Any such materials shall be reasonably acceptable to all parties prior to the filings with any Regulatory Authorities or the disclosures to shareholders or to any third person, except to the extent that any person is legally required to proceed prior to obtaining the approvals of the other parties. CFC shall be responsible for all filings fees associated with the Regulatory Approvals.
      2.7. Tax Treatment. CFC and FSFC intend that the Mergers shall qualify as tax-free reorganizations under Section 368(a) of the Code.
      2.8. Reservation of Right to Revise Transaction. CFC may at any time change the method of effecting the acquisition of FSFC and FFA (including without limitation the provisions of this Section II) if and to the extent it deems such change to be desirable; provided, however, that no such change shall
(i) alter the type of consideration to be issued to the holders of FSFC Common Stock as provided for in this Reorganization Agreement, (ii) reduce the value of such consideration, (iii) adversely affect the intended tax-free treatment to FSFC's stockholders as a result of receiving such consideration or prevent the parties from obtaining the tax opinion of Wyche, Burgess, Freeman & Parham, P.A. referred to herein, (iv) materially impair the ability to receive the Regulatory Approvals, or (v) materially delay the Closing.


         SECTION III.  REPRESENTATIONS AND WARRANTIES OF FSFC AND FFA

      Each of FSFC and FFA hereby represent and warrant to CFC and CFB the following matters on and as of the date of this Reorganization Agreement and at the Effective Time; provided, however, that before any breach of or inaccuracy in any of the representations or warranties given in this Section III shall be actionable or shall constitute grounds for termination of or failure to perform under the terms of this Reorganization Agreement by CFC or CFB, such breach or inaccuracy must have a Material Adverse Effect.
      3.1. Organization, Good Standing and Conduct of Business. FSFC is a corporation, duly organized, validly existing and in good standing under the laws of Delaware, is duly registered as a savings and loan holding company under the HOLA, and has full power and authority and all governmental and regulatory authorizations ("Authorizations") necessary to own all of its properties and assets and to carry on its business as it is presently being conducted, and is properly licensed, qualified and in good standing as a foreign corporation in all jurisdictions wherein the character of the properties or the nature of the business transacted by FSFC makes such license or qualification necessary. FFA is the sole direct subsidiary of FSFC. FFA is a savings and loan association, duly organized, validly existing and in good standing under the laws of the United States of America, and has full power and authority

                                      10

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

and all Authorizations necessary to own all of its properties and assets and to carry on its business as it is presently being conducted, and is properly licensed, qualified and in good standing as a foreign corporation in all jurisdictions wherein the character of the properties or the nature of the business transacted by FFA makes such license or qualification necessary. FFA is a savings and loan association and is an "insured depository institution" as defined in the Federal Deposit Insurance Act and the applicable regulations thereunder. The deposits of FFA are insured by the Savings Association Insurance Fund of the FDIC. FFA is a member of the Federal Home Loan Bank of Atlanta (the "FHL Bank").
      3.2. Subsidiaries. (a) Other than FFA (and indirectly FMSC), FSFC neither owns nor controls five percent (5%) or more of the outstanding equity securities, either directly or indirectly, of any Person. FSFC is the direct, record and beneficial owner of 100% of the outstanding shares of capital stock of FFA. There are no contracts, commitments, understandings or arrangements by which FSFC is or may be bound to sell or otherwise issue any shares of FFA's capital stock, and there are no contracts, commitments, understandings or arrangements relating to the rights of FSFC to vote or to dispose of such shares. All of the shares of capital stock of FFA are fully paid and nonassessable and are owned by FSFC free and clear of any Liens.
      (b) Other than FMSC, FFA neither owns nor controls five percent (5%) or more of the outstanding equity securities, either directly or indirectly, of any Person. FFA is the direct, record and beneficial owner of 100% of the outstanding shares of capital stock of FMSC. There are no contracts, commitments, understandings or arrangements by which FFA is or may be bound to sell or otherwise issue any shares of FMSC's capital stock, and there are no contracts, commitments, understandings or arrangements relating to the rights of FFA to vote or to dispose of such shares. All of the shares of capital stock of FMSC are fully paid and nonassessable and are owned by FFA free and clear of any Liens.
      3.3. Corporate Authority. The execution, delivery and performance of this Reorganization Agreement have been duly authorized by the respective Boards of Directors of FSFC and FFA. The execution, delivery and performance of this Reorganization Agreement have been duly authorized by the at least two-thirds of the "Continuing Directors" as contemplated in FSFC's Certificate of Incorporation. Other than the FSFC Shareholder Approvals, no further corporate acts or proceedings on the part of FSFC or FFA are required or necessary to authorize this Reorganization Agreement or the Mergers.
      3.4. Binding Effect. Subject to receipt of the FSFC Shareholder Approvals and the Regulatory Approvals, when executed, this Reorganization Agreement will constitute valid and legally binding obligations of FSFC and FFA, enforceable against FSFC and FFA in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to rights of creditors of FDIC-insured institutions or the relief of debtors generally, (ii) laws relating to the safety and soundness of depository institutions, and (iii) general principles of equity. Each document and instrument contemplated by this Reorganization Agreement, when executed and delivered by FSFC and/or FFA in accordance with the provisions hereof, shall be duly authorized, executed and delivered by FSFC and/or FFA (as applicable) and enforceable against FSFC and/or FFA (as applicable) in accordance with its terms, subject to the exceptions in the previous sentence.
      3.5. Capitalization of FSFC. The authorized capital stock of FSFC consists solely of (i) 8,000,000 authorized shares of common stock ($0.01 par value), of which 4,388,231 shares are issued and outstanding as of the date hereof, and
(ii) 2,000,000 shares of preferred stock, none of which is outstanding. All of the issued and outstanding shares of FSFC are validly issued and fully paid and nonassessable. There are no outstanding Rights to purchase shares of any class of capital stock of FSFC, or outstanding agreements pursuant to which FSFC is or may become obligated to issue any shares of its capital stock. None of the shares of the FSFC Common Stock is subject to any restrictions as to the transfer thereof, except as set forth in FSFC's Certificate of Incorporation or Bylaws and except for restrictions on account of applicable federal or state securities laws.
      3.6. Compliance with Laws; Absence of Defaults. (a) Neither FSFC nor FFA is in default under, or in violation of, any provision of its Certificate of Incorporation, Federal Stock Charter or Bylaws.
Neither FSFC nor FFA is in default under, or in violation of, any agreement to which either FSFC or FFA is a party.

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
      (b) Except as disclosed in Schedule 3.6, neither FSFC nor FFA is in violation of any applicable law, rule or regulation. Neither FSFC nor FFA has received any notification or communication from, or consented to or entered into any memorandum, agreement or order with, any Regulatory Authority (i) asserting that FSFC or FFA is not in compliance with any of the statutes, regulations, rules or ordinances which such Regulatory Authority has promulgated or enforces, or the internal policies and procedures of FSFC or FFA, as applicable, (ii) threatening to revoke any Authorization, (iii) requiring or threatening to require FSFC or FFA, or indicating that FSFC or FFA may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting or purporting to restrict or limit in any manner the operations of FSFC or FFA, or (iv) directing, restricting or limiting, or threatening to direct, restrict or limit in any manner the operations of FSFC or FFA (any such notification, communication, memorandum, agreement or order described in this sentence herein referred to as a "Regulatory Agreement").
      (c) Each of FSFC and FFA:
            (i) is not required to give prior notice to any federal banking agency regulating thrift institutions of the proposed addition of an individual to its Board of Directors or the employment of an individual as a senior executive;
            (ii) is "well capitalized" as defined in 12 CFR 564.4 and is not in "troubled condition" as defined in 12 CFR 574.9; and
            (iii) is in compliance in all material respects with all fair lending laws or other laws relating to discrimination, including, without limitation, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Housing Act, the Community Reinvestment Act and the Home Mortgage Disclosure Act and similar federal and state laws and regulations.
      3.7. Non-Contravention and Defaults; No Liens. Neither the execution or delivery of this Reorganization Agreement, nor the fulfillment of, or compliance with, the terms and provisions hereof, will (i) result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, termination of or acceleration of the performance provided by the terms of, any material agreement to which either FSFC or FFA is a party or by which either of them may be bound, (ii) violate any provision of any law, rule or regulation, (iii) result in the creation or imposition of any Lien on any asset of FSFC or FFA, or (iv) violate any provisions of FSFC's or FFA's Certificate of Incorporation, Federal Stock Charter or Bylaws. To the best of FSFC's and FFA's knowledge, no other party to any material agreement to which either FSFC or FFA is a party is in default thereunder or in breach of any provision thereof. To the best of FSFC's and FFA's knowledge, there exists no condition or event which, after notice or lapse of time or both, would constitute a default by any party to any such agreement.
      3.8. Necessary Approvals. Each of FSFC and FFA has obtained all certificates of authority, licenses, permits, franchises, registrations of foreign ownership or other regulatory approvals in every jurisdiction necessary for the continuing conduct of its business and ownership of its assets. Except for those which may be renewed or extended in the ordinary course of business, no such certificate, license, permit, franchise, registration or other approval is about to expire or lapse, has been threatened to be revoked or has otherwise become restricted by its terms which would, upon such expiration, lapse, revocation or restriction, have a Material Adverse Effect. Further, there is no reasonable basis for any such expiration, lapse, revocation, threat of revocation or restriction. Except for any necessary Regulatory Approvals, no consent, approval, Authorization, registration, or filing with or by any governmental authority, foreign or domestic, is required on the part of either FSFC or FFA in connection with the execution and delivery of this Reorganization Agreement or the consummation by FSFC and FFA of the transactions contemplated hereby. Except for the Regulatory Approvals, neither FSFC nor FFA is required to procure the approval of any Person in order to prevent the termination of any right, privilege, license or contract of FSFC or FFA as a result of this Reorganization Agreement.
      3.9. Financial Statements. The audited financial statements of FSFC at and for each of the fiscal years ended June 30, 1994, 1995 and 1996, and the unaudited quarterly statements subsequent to June 30, 1996 (the "FSFC Financial Statements") all of which have been provided to CFC, are true, correct and complete in all material respects and present fairly, in conformity with GAAP, the financial position of

                                      12

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
FSFC at the dates indicated and the results of its operations for each of the periods indicated, except with respect to the unaudited statements, normal year end adjustments. The books and records of FSFC have been kept, and will be kept to the Closing Date, in reasonable detail, and will fairly and accurately reflect in all material respects to the Closing Date, the transactions of FSFC.
      3.10. Tax Returns. (i) FSFC files its income tax returns and maintains its tax books and records on the basis of a taxable year ending June 30. FSFC has duly filed all tax reports and returns required to be filed by any federal, state or local taxing authorities (including, without limitation, those due in respect of its properties, income, franchises, licenses, sales, payrolls, and trusts established by FSFC) through the date hereof, and FSFC has duly paid all taxes with respect to the periods covered thereby and has established adequate reserves in accordance with GAAP for the payment of all income, franchises, property, sales, employment or other taxes anticipated to be payable after the date hereof. FSFC is not delinquent in the payment of any taxes, assessments or governmental charges and no deficiencies have been asserted or assessed, which have not been paid or for which adequate reserves have not been established and which are not being contested in good faith. FSFC does not have in effect any waiver relating to any statute of limitations for assessment of taxes with respect to any federal, state or local income, property, franchise, sales, license or payroll tax. Except as set forth in Schedule 3.10, FSFC does not know, or have reason to know, of any questions which have been raised or which may be raised by any taxing authority relating to taxes or assessments of FSFC which, if determined adversely, would result in the assertion of any deficiency.
            (ii) To the best of FSFC's knowledge, all tax information reported by FSFC to Federal and state authorities and other Persons, including the tax effect of the special cash dividend of $10 per share paid in 1996, has been accurately and timely reported.
      3.11. Undisclosed Liabilities. Except for the liabilities which are disclosed in the FSFC Financial Statements or as set forth on Schedule 3.11, FSFC has no material liabilities or material obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due. Since June 30, 1996, there has been no (i) Material Adverse Event with respect to FSFC or FFA, or (ii) any incurrence by or subjection of FSFC or FFA to any obligation or liability (whether fixed, accrued or contingent) or commitment material to FSFC or FFA not referred to in this Reorganization Agreement, except such obligations or liabilities as were or may be incurred in the ordinary course of business and which are reflected on the FSFC Financial Statements at and for the periods subsequent to June 30, 1996.
      3.12. Properties, Encumbrances. Each of FSFC and FFA has good and marketable title to all of the real property and depreciable tangible personal property owned by it, free and clear of any Lien, except for any Lien for (i) current taxes not yet due and payable, (ii) pledges to secure deposits and other Liens incurred in the ordinary course of the banking business, (iii) such imperfections of title, easements and other encumbrances, if any, as are not material in character, amount or extent, or (iv) such items as are set forth on
Schedule 3.12. Set forth on Schedule 3.12 are all business locations of FSFC and FFA, including whether such locations are owned or leased and a statement of when such locations were first occupied by FSFC or FFA. All buildings and all fixtures, equipment, and other property and assets which are material to their business and are held under leases or subleases by either of FSFC or FFA are held under valid leases or subleases enforceable in accordance with their respective terms.
      3.13. Litigation. Except as shown on Schedule 3.13, there are no claims, actions, suits or proceedings pending or threatened against FSFC or FFA, or to its knowledge affecting FSFC or FFA, at law or in equity, before or by any Federal, state, municipal, administrative or other court, governmental department, commission, board, or agency, an adverse determination of which could have a Material Adverse Effect, and FSFC knows of no basis for any of the foregoing. There is no order, writ, memorandum, agreement, injunction, or decree of any court, domestic or foreign, or any Federal or state agency affecting FSFC specifically or to which FSFC is subject.
      3.14. Reports. FSFC and FFA have duly made all reports and filings required to be made pursuant to applicable law.

      3.15. Brokers. Except as provided in its contract with Trident Financial Corporation (a copy of which has been provided to CFC), FSFC has not incurred any liability for any commission or fee in the nature of a finder's, originator's or broker's fee in connection with the transaction contemplated herein.
      3.16. Expenditures. Schedule 3.16 sets forth any single expenditure of $100,000 or more proposed to be made by FSFC or FFA after the date hereof and a summary of the terms and conditions pertaining thereto. At least 20 business days prior to the Closing Date, FSFC will advise CFC of any changes to Schedule
3.16 reflecting additions or deletions thereto since the date hereof.
      3.17. Insurance. Attached hereto as Schedule 3.17 are the policies of fire, liability, life and other types of insurance held by FSFC and FFA, setting forth with respect to each such policy, the policy number, name of the insured party, type of insurance, insurance company, annual premium, expiration date, deductible amount, if any, and amount of coverage. FSFC management believes that each such policy is in an amount reasonably sufficient for the protection of the assets and business covered thereby, and, in the aggregate, all such policies are reasonably adequate for the protection of all the assets and business of FSFC taking into account the availability and cost of such coverage. To the extent permissible pursuant to such policies, all such policies shall remain in full force and effect for a period of at least 90 days following the Closing Date. There is no reason known to FSFC that any such policy will not be renewable on terms and conditions as favorable as those set forth in such policy.
      3.18. Contracts and Commitments. (a) Schedule 3.18 attached hereto sets forth each contract or other commitment of FSFC or FFA which requires an aggregate payment by FSFC or FFA after the date hereof of more than $100,000, and any other contract or commitment that in the opinion of the FSFC management materially adversely affects the business of FSFC or FFA. Except for the contracts and commitments described in this Reorganization Agreement or as set forth in Schedule 3.18, neither FSFC nor FFA is party to or subject to:
      1. Any contracts or commitments which are material to its business, operations or financial condition other than loans or agreements with respect thereto entered into in the ordinary course of business;
      2. Any employment contract or arrangement, whether oral or written, with any officer, consultant, director or employee which is not terminable on 30 days' notice without penalty or liability to make any payment thereunder for more than 30 days after such termination;
      3. Any plan or contract or other arrangement, oral or written, providing for insurance for any officer or employee or members of their families;
      4. Any plan or contract or other arrangement, oral or written, providing for bonuses, pensions, options, deferred compensation, retirement payments, profit-sharing or other benefits for employees;
      5. Any contract or agreement with any labor union;
      6. Any contract or agreement with customers for the sale of products or the furnishing of services, or any sales agency, broker, distribution or similar contract, except contracts made in the ordinary course of business;
      7. Any instrument or arrangement evidencing or related to indebtedness for money borrowed or to be borrowed, whether directly or indirectly, by way of purchase money obligation, guaranty, conditional sale, lease-purchase, or otherwise;
      8. Any joint venture contract or arrangement or any other agreement involving a sharing of profits;
      9. Any license agreement in which FSFC is the licensor or licensee;
      10. Any material contract or agreement, not of the type covered by any of the other items of this Section 3.18, which by its terms is either (i) not to be performed prior to 30 days from the date hereof, or (ii) does not terminate, or is not terminable without penalty to FSFC or FFA, or any successors or assigns prior to 30 days from the date hereof.
      3.19. Employee Benefit Plans and Contracts.
      (a) Schedule 3.19 contains a complete list of all FSFC Benefit Plans. FSFC and FFA have delivered to CFC (i) accurate and complete copies of all FSFC Benefit Plan documents and all other

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material documents relating thereto, including all summary plan descriptions, summary annual reports and insurance contracts, (ii) accurate and complete detailed summaries of all unwritten FSFC Benefit Plans, (iii) accurate and complete copies of the most recent financial statements and actuarial reports with respect to all FSFC Benefit Plans for which financial statements or actuarial reports are required or have been prepared, (iv) accurate and complete copies of all annual reports for all FSFC Benefit Plans (for which annual reports are required) prepared within the last two years, and (v) accurate and complete copies of determination letters from the IRS for any FSFC Benefit Plan maintained or intended to be maintained under Section 401(a) of the Code. Any FSFC Benefit Plan providing benefits that are funded through a policy of insurance is indicated by the word "insured" placed by the listing of the FSFC Benefit Plan on Schedule 3.19.
      (b) All FSFC Benefit Plans conform in all material respects to, and are being administered and operated in material compliance with, all applicable requirements of ERISA and the Code. All returns, reports and disclosure statements required to be filed or delivered under ERISA and the Code with respect to all FSFC Benefit Plans have been filed or delivered. There have not been any "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, involving any of the FSFC Benefit Plans that could subject FSFC to any material penalty or tax imposed under the Code or ERISA.
      (c) Except as set forth in Schedule 3.19, any FSFC Benefit Plan that is intended to be qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code has been determined by the IRS to be so qualified, and such determination is current, remains in effect and has not been revoked. To the best knowledge of FSFC and FFA, nothing has occurred since the date of any such determination that is reasonably likely to affect adversely such qualification or exemption, or result in the imposition of excise taxes or income taxes on unrelated business income under the Code or ERISA with respect to any FSFC Benefit Plan.
      (d) FSFC and FFA have adequately reserved for all liabilities accrued prior to the Effective Time under FSFC's and FFA nonqualified retirement or deferred compensation plans.
      (e) Except as set forth in Schedule 3.19, neither FSFC nor FFA has any current or contingent obligation to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA). Neither FSFC nor FFA has any liability with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) other than with respect to the FSFC Benefit Plans.
      (f) There are no pending or threatened claims by or on behalf of any FSFC Benefit Plans, or by or on behalf of any individual participants or beneficiaries of any FSFC Benefit Plans, alleging any breach of fiduciary duty on the part of FSFC or FFA or any of such party's officers, directors or employees under ERISA, the Code or any applicable regulations, or claiming benefit payments other than those made in the ordinary operation of such plans. The FSFC Benefit Plans are not the subject of any investigation, audit or action by the IRS, the Department of Labor or the PBGC. FSFC and FFA have made all required contributions under the FSFC Benefit Plans, including the payment of any premiums payable to the PBGC and other insurance premiums. There is no underfunding liability for any FSFC Benefit Plan that is subject to the funding requirements of Section 412 of the Code.
      (g) Neither FSFC nor FFA maintains any defined benefit plan, and neither has incurred, or has any reason to expect that it will incur, any liability to the PBGC or otherwise under Title IV or ERISA (including early withdrawal liability) or under the Code with respect to any such plan. No FSFC Benefit Plan has been subject to a reportable event for which notice would be required to be filed with the PBGC, and no proceeding by the PBGC to terminate any FSFC Benefit Plan has been instituted or threatened.
      (h) With respect to any FSFC Benefit Plan that is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) (in this subsection, a "Welfare Plan"), (i) each such Welfare Plan for which contributions are claimed as deductions under any provision of the Code is in material compliance with all applicable requirements pertaining to such deduction, (ii) with respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to such a Welfare Plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under Section 4976(a) of the Code, (iii) any FSFC Benefit Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies, and in each and every case has complied, with

                                      15

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all of the material requirements of Section 4980B of the Code, ERISA, Title XXII of the Public Health Service Act and the applicable provisions of the Social Security Act, (iv) such Welfare Plan may be amended or terminated at any time on or after the Closing Date, and (v) there are no benefits to be provided to retirees under a group health plan that are subject to disclosure under Financial Accounting Board Standard 106.
      (i) Except as set forth on Schedule 3.19, as of the Closing Date, there will be no contract, agreement, plan or arrangement covering any person that provides for the payment of an amount that would not be deductible to CFC by reason of Section 280G or any other provision of the Code.
      (j) Each of the employment contracts between FSFC, FFA and David C. Wakefield, III and FSFC, FFA and John L. Biediger have been extended to
September 30, 1998.
      3.20. Allowance for Loan Losses. The allowance for loan losses (the "FSFC Allowance") shown on the consolidated statements of financial condition of FSFC as of March 31, 1997, included in the FSFC Quarterly Report on Form 10-Q as of such date has been determined, in the opinion of management of FSFC in accordance with GAAP, to be adequate to provide for losses relating to or inherent in the loan portfolios of FSFC and FFA.
      3.21. Environmental Matters. Each of FSFC and FFA is in material compliance with all local, state and federal environmental statutes, laws, rules, regulations and permits, including but not limited to CERCLA and the Toxic Substances Control Act, 15 U.S.C. 2601 et seq. Neither FSFC nor FFA has, nor to the best of FSFC's knowledge have other parties, used, stored, disposed of or permitted any "hazardous substance" (as defined in CERCLA), petroleum hydrocarbon, polychlorinated biphenyl, asbestos or radioactive material (collectively, "Hazardous Substances") to remain at, on, in or under any of the real property owned or leased by FSFC or FFA (including, without limitation, the buildings or structures thereon) (the "Real Property"). Neither FSFC nor FFA has, nor to the best of FSFC's knowledge have other parties, installed, used, or disposed of any asbestos or asbestos-containing material on, in or under any of the Real Property. Neither FSFC nor FFA has, nor to the best of FSFC's knowledge have other parties, installed or used underground storage tanks in or under any of the Real Property. FSFC has provided CFC with copies of all complaints, citations, orders, reports, written data, notices or other communications sent or received by it with respect to any local, state or federal environmental law, ordinance, rule or regulation as any of them relate to FSFC or FFA.
      3.22. FSFC Information. The written information with respect to FSFC and its officers, directors, and affiliates which shall have been supplied by FSFC (or any of its accountants, counsel or other authorized representatives) specifically for use in soliciting the Shareholder Approvals, or which shall be contained in the Registration Statement, will not, on the date the Proxy Statement is first mailed to shareholders of FSFC and CFC or on the date of the Shareholders' Meetings, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
      3.23. Asset Classification. Set forth in Schedule 3.23 is a list, accurate and complete in all material respects, of the aggregate amounts of loans, extensions of credit or other assets of FSFC and FFA that have been classified by it as of March 31, 1997 (the "Asset Classification"); and no amounts of loans, extensions of credit or other assets that have been classified as of March 31, 1997 by any regulatory examiner as "Other Loans Specially Mentioned", "Substandard", "Doubtful", "Loss", or words of similar import are excluded from the amounts disclosed in the Asset Classification, other than amounts of loans, extensions of credit or other assets that were charged off by FSFC or FFA prior to March 31, 1997.
      3.24. Derivatives Contracts, Etc. Neither FSFC nor FFA is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or any other contract not included on the balance sheet which is a derivative contract (including various combinations thereof) (each a "Derivatives Contract") or owns securities that (i) are referred to as "structured notes", "high risk mortgage derivatives", "capped floating rate notes" or "capped floating rate mortgage derivatives", or (ii) are likely to have changes in value as a result of interest rate changes that significantly exceed normal changes in value attributable to interest rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of

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business and set forth in Schedule 3.24, including a list, as applicable, of any
FSFC or FFA assets pledged as security for each such instrument.
      3.25. Labor Matters. No material work stoppage involving FSFC or FFA is pending or, to the best knowledge of FSFC, threatened. Neither FSFC nor FFA is involved in, or, to the best knowledge of FSFC's management, threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding which might reasonably be expected to have a Material Adverse Effect. Employees of FSFC and FFA are not represented by any labor union, and, to the best knowledge of FSFC's management, no labor union is attempting to organize employees of FSFC or FFA.
      3.26. Securities Reports. Within the last two (2) years, FSFC has filed on a timely basis all reports, registrations, and statements, together with any amendments, required under the Securities Act and the Exchange Act, all of which, as of their respective dates, were in compliance in all material respects with the rules and regulations of the SEC.
      3.27. Ownership of CFC Common Stock. No shares of CFC Common Stock are beneficially owned
(as defined in Rule 13d-3 under the Exchange Act) by FSFC or FFA.
      3.28. Resale of CFC Common Stock. FSFC knows of no present plan or intention on the part of its shareholders to sell, assign, transfer or otherwise dispose of shares of CFC Common Stock to be received by such shareholders in connection with the Corporate Merger which would reduce said shareholders' holdings of CFC common stock to a number of shares having, in the aggregate, a value of less than 50% of the value of FSFC Common Stock outstanding as of the Effective Time. For purposes of this representation, shares of FSFC Common Stock sold, redeemed or otherwise disposed of prior or subsequent to and as part of the Corporate Merger, will be considered as shares received by shareholders of FSFC and then disposed of by shareholders of FSFC.



          SECTION IV.  REPRESENTATIONS AND WARRANTIES BY CFC AND CFB

      Each of CFC and CFB hereby represents and warrants to FSFC and FFA the following matters on and as of the date of this Reorganization Agreement and at the Effective Time; provided, however, that before any breach of or inaccuracy in any of the representations or warranties given in this Section IV shall be actionable or shall constitute grounds for termination of or failure to perform under the terms of this Reorganization Agreement by FSFC or FFA, such breach or inaccuracy must have a Material Adverse Effect.
      4.1. Organization, Good Standing and Conduct of Business. CFC is a corporation, duly organized, validly existing and in good standing under the laws of South Carolina, is duly registered as a bank holding company under the BHCA, and has full power and authority and all governmental and regulatory authorizations ("Authorizations") necessary to own all of its properties and assets and to carry on its business as it is presently being conducted, and is properly licensed, qualified and in good standing as a foreign corporation in all jurisdictions wherein the character of the properties or the nature of the business transacted by CFC makes such license or qualification necessary. CFB is a direct subsidiary of CFC. CFB is a state banking corporation, duly organized, validly existing and in good standing under the laws of the state of South Carolina, and has full power and authority and all Authorizations necessary to own all of its properties and assets and to carry on its business as it is presently being conducted, and is properly licensed, qualified and in good standing as a foreign corporation in all jurisdictions wherein the character of the properties or the nature of the business transacted by CFB makes such license or qualification necessary. CFB is a state, non-member bank and is an "insured depository institution" as defined in the Federal Deposit Insurance Act and the applicable regulations thereunder. The deposits of CFB are insured by the Bank Insurance Fund of the FDIC.
      4.2. Subsidiaries. (a) Other than CFB, Carolina First Mortgage Company and CF Investment Company (collectively, the "Subsidiaries") or except as provided below, CFC neither owns nor controls

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
five percent (5%) or more of the outstanding equity securities, either directly or indirectly, of any Person. CFC is the direct, record and beneficial owner of 100% of the outstanding shares of capital stock of the Subsidiaries. There are no contracts, commitments, understandings or arrangements by which CFC is or may be bound to sell or otherwise issue any shares of the Subsidiaries' capital stock, and there are no contracts, commitments, understandings or arrangements relating to the rights of CFC to vote or to dispose of such shares. All of the shares of capital stock of the Subsidiaries are fully paid and nonassessable and are owned by CFC free and clear of any Liens. CFC has the right to acquire in excess of 15% of the common stock of Affinity Technology Group, Inc., a Delaware corporation headquartered in Columbia, South Carolina and Net.B@nk, Inc., a Georgia corporation and savings and loan holding company headquartered in Atlanta, Georgia. None of the Subsidiaries either owns nor controls five percent (5%) or more of the outstanding equity securities, either directly or indirectly, of any Person.
      4.3. Corporate Authority. The execution, delivery and performance of this Reorganization Agreement have been duly authorized by the respective Boards of Directors of CFC and CFB. Other than the CFC Shareholder Approvals, no further corporate acts or proceedings on the part of CFC or CFB are required or necessary to authorize this Reorganization Agreement or the Mergers.
      4.4. Binding Effect. Subject to receipt of the CFC Shareholder Approvals and the Regulatory Approvals, when executed, this Reorganization Agreement will constitute valid and legally binding obligations of CFC and CFB, enforceable against CFC and CFB in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to rights of creditors of FDIC-insured institutions or the relief of debtors generally, (ii) laws relating to the safety and soundness of depository institutions, and (iii) general principles of equity. Each document and instrument contemplated by this Reorganization Agreement, when executed and delivered by CFC and/or CFB in accordance with the provisions hereof, shall be duly authorized, executed and delivered by CFC and/or CFB (as applicable) and enforceable against CFC and/or CFB (as applicable) in accordance with its terms, subject to the exceptions in the previous sentence.
      4.5. Capitalization of CFC. The authorized capital stock of CFC consists solely of (i) 100,000,000 authorized shares of common stock ($1.00 par value), of which 11,355,415 shares were issued and outstanding as of the date hereof and
(ii) 10,000,000 shares of preferred stock, none of which is outstanding. All of the issued and outstanding shares of CFC are validly issued and fully paid and nonassessable. Except for (i) stock or options to purchase shares of CFC Common Stock granted under director or employee benefit plans, (ii) shares which may be issued pursuant to CFC's Shareholders' Rights Plan entered into as of November 9, 1993 between CFC and CFB, as amended and restated (the "Rights Plan"), (iii) existing dividend reinvestment plans, (iv) up to 867,714 shares of CFC Common Stock which may be issued in connection with CFC's acquisition of Lowcountry Savings Bank, Inc. or (v) as otherwise set forth on Schedule 4.4, there are no outstanding Rights or any outstanding securities or other instruments convertible into shares of any class of capital stock of CFC, or pursuant to which CFC is or may become obligated to issue any shares of its capital stock. None of the shares of the CFC Common Stock is subject to any restrictions as to the transfer thereof, except as set forth in CFC's Articles of Incorporation or Bylaws or the Rights Plan and except for restrictions on account of applicable federal or state securities laws. The Common Stock to be issued in connection with this Reorganization Agreement and the Corporate Merger will, when issued,
(i) be validly issued, fully paid and nonassessable, (ii) have been issued pursuant to an effective registration statement and (iii) have been properly registered for trading on the Nasdaq National Market.
      4.6. Compliance with Laws; Absence of Defaults. (a) Neither CFC nor CFB is in default under, or in violation of, any provision of its Articles of Incorporation or Bylaws. Neither CFC nor CFB is in default under, or in violation of, any agreement to which either CFC or CFB is a party.
      (b) Except as disclosed in Schedule 4.6, neither CFC nor CFB is in violation of any applicable law, rule or regulation. Neither CFC nor CFB has received any notification or communication from, or consented to or entered into any memorandum, agreement or order with, any Regulatory Authority (i) asserting that CFC or CFB is not in compliance with any of the statutes, regulations, rules or ordinances which such Regulatory Authority has promulgated or enforces, or the internal policies and procedures of

CFC or CFB, as applicable, (ii) threatening to revoke any Authorization, (iii) requiring or threatening to require CFC or CFB, or indicating that CFC or CFB may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting or purporting to restrict or limit in any manner the operations of CFC or CFB, or (iv) directing, restricting or limiting, or threatening to direct, restrict or limit in any manner the operations of CFC or CFB (any such notification, communication, memorandum, agreement or order described in this sentence herein referred to as a "Regulatory Agreement").
      (c) Each of CFC and CFB:
            (i) is not required to give prior notice to any federal banking or thrift agency of the proposed addition of an individual to its Board of Directors or the employment of an individual as a senior executive;
            (ii) at March 31, 1997, was capitalized as set forth in its
      Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; and
            (iii) is in compliance in all material respects with all fair lending laws or other laws relating to discrimination, including, without limitation, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Housing Act, the Community Reinvestment Act and the Home Mortgage Disclosure Act and similar federal and state laws and regulations.
      4.7. Non-Contravention and Defaults; No Liens. Neither the execution or delivery of this Reorganization Agreement, nor the fulfillment of, or compliance with, the terms and provisions hereof, will (i) result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, termination of or acceleration of the performance provided by the terms of, any material agreement to which CFC or CFB is a party or by which they may be bound, (ii) violate any provision of any law, rule or regulation, (iii) result in the creation or imposition of any Lien on any asset of CFC or CFB, or
(iv) violate any provisions of CFC's or CFB's Articles of Incorporation or Bylaws. To the best of CFC's and CFB's knowledge, no other party to any material agreement to which CFC or CFB is a party is in default thereunder or in breach of any provision thereof. To the best of CFC's and CFB's knowledge, there exists no condition or event which, after notice or lapse of time or both, would constitute a default by any party to any such agreement.
      4.8. Necessary Approvals. Each of CFC and CFB have obtained all certificates of authority, licenses, permits, franchises, registrations of foreign ownership or other regulatory approvals in every jurisdiction necessary for the continuing conduct of its business and ownership of its assets. Except for those which may be renewed or extended in the ordinary course of business, no such certificate, license, permit, franchise, registration or other approval is about to expire or lapse, has been threatened to be revoked or has otherwise become restricted by its terms which would, upon such expiration, lapse, revocation or restriction, have a Material Adverse Effect. Further, there is no basis for any such expiration, lapse, revocation, threat of revocation or restriction. Except for any necessary Regulatory Approvals (including the filing with the SEC of the Registration Statement and filings with blue sky authorities), no consent, approval, Authorization, registration, or filing with or by any governmental authority, foreign or domestic, is required on the part of CFC or CFB in connection with the execution and delivery of this Reorganization Agreement or the consummation by CFC and CFB of the transactions contemplated hereby. Except for the Regulatory Approvals, neither CFC nor CFB is required to procure the approval of any Person in order to prevent the termination of any right, privilege, license or contract of CFC or CFB as a result of this Reorganization Agreement.
      4.9. Financial Statements. The audited financial statements of CFC at and for each of the fiscal years ended December 31, 1994, 1995 and 1996, and the unaudited quarterly statements subsequent to December 31, 1996 (the "CFC Financial Statements") all of which have been provided to FSFC, are true, correct and complete in all material respects and present fairly, in conformity with GAAP, the financial position of CFC at the dates indicated and the results of its operations for each of the periods indicated. The books and records of CFC have been kept, and will be kept to the Closing Date, in reasonable detail, and will fairly and accurately reflect in all material respects to the Closing Date, the transactions of CFC.

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

      4.10. Tax Returns. CFC files its income tax returns and maintains its tax books and records on the basis of a taxable year ending December 31. CFC has duly filed all tax reports and returns required to be filed by any federal, state or local taxing authorities (including, without limitation, those due in respect of its properties, income, franchises, licenses, sales, payrolls, and trusts established by CFC) through the date hereof, and CFC has duly paid all taxes with respect to the periods covered thereby and has established adequate reserves in accordance with GAAP for the payment of all income, franchises, property, sales, employment or other taxes anticipated to be payable in respect of the period subsequent to the period ending after the date hereof. CFC is not delinquent in the payment of any taxes, assessments or governmental charges and no deficiencies have been asserted or assessed, which have not been paid or for which adequate reserves have not been established and which are not being contested in good faith. CFC does not have in effect any waiver relating to any statute of limitations for assessment of taxes with respect to any federal, state or local income, property, franchise, sales, license or payroll tax. Except as set forth on Schedule 4.10, CFC does not know, or have reason to know, of any questions which have been raised or which may be raised by any taxing authority relating to taxes or assessments of CFC which, if determined adversely, would result in the assertion of any deficiency.
      (ii) To the best of CFC's knowledge, all tax information reported by CFC to Federal and state authorities and other Persons has been accurately and timely reported.
      4.11. Undisclosed Liabilities. Except for the liabilities which are disclosed in the CFC Financial Statements or as set forth on Schedule 4.11, CFC has no material liabilities or material obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due. Since December 31, 1996, there has been no (i) Material Adverse Event with respect to either CFC or CFB, or (ii) any incurrence by or subjection of CFC or CFB to any obligation or liability (whether fixed, accrued or contingent) or commitment material to CFC or CFB not referred to in this Reorganization Agreement, except such obligations or liabilities as were or may be incurred in the ordinary course of business and which are reflected on the CFC Financial Statements at and for the periods subsequent to December 31, 1996.
      4.12. Litigation. Except as set forth on Schedule 4.12, there are no claims, actions, suits or proceedings pending or threatened against or, to its knowledge, affecting CFC or CFB at law or in equity, before or by any Federal, state, municipal, administrative or other court, governmental department, commission, board, or agency, an adverse determination of which could have a Material Adverse Effect, and neither CFC nor CFB knows of no basis for any of the foregoing. There is no order, writ, memorandum or agreement, injunction, or decree of any court, domestic or foreign, or any Federal or state agency affecting CFC or CFB or to which CFC or CFB is subject, except for (i) agreements between CFC and the Federal Reserve regarding CFC's ownership interest in Affinity Technology Group, Inc. and (ii) an agreement between CFC and the Federal Reserve regarding CFC's potential ownership interest in Net.B@nk, Inc.
      4.13. Reports. CFC has duly made all reports and filings required to be made pursuant to applicable law.
      4.14. Employee Benefit Plans and Contracts.
      (a) Schedule 4.14 contains a complete list of all CFC Benefit Plans. CFC and CFB have made available to FSFC (i) accurate and complete copies of all CFC Benefit Plan documents and all other material documents relating thereto, including all summary plan descriptions, summary annual reports and insurance contracts, (ii) accurate and complete detailed summaries of all unwritten CFC Benefit Plans, (iii) accurate and complete copies of the most recent financial statements and actuarial reports with respect to all CFC Benefit Plans for which financial statements or actuarial reports are required or have been prepared,
(iv) accurate and complete copies of all annual reports for all CFC Benefit Plans (for which annual reports are required) prepared within the last two years, and (v) accurate and complete copies of determination letters from the IRS for any CFC Benefit Plan maintained or intended to be maintained under
Section 401(a) of the Code. Any CFC Benefit Plan providing benefits that are funded through a policy of insurance is indicated by the word "insured" placed by the listing of the CFC Benefit Plan on Schedule 4.14.

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
      (b) Except as set forth in Schedule 4.14, all CFC Benefit Plans conform in all material respects to, and are being administered and operated in material compliance with, all applicable requirements of ERISA and the Code. All returns, reports and disclosure statements required to be filed or delivered under ERISA and the Code with respect to all CFC Benefit Plans have been filed or delivered. There have not been any "prohibited transactions," as such term is defined in
Section 4975 of the Code or Section 406 of ERISA, involving any of the CFC Benefit Plans that could subject CFC to any material penalty or tax imposed under the Code or ERISA.
      (c) Except as set forth in Schedule 4.14, any CFC Benefit Plan that is intended to be qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code has been determined by the IRS to be so qualified, and such determination is current, remains in effect and has not been revoked. To the best knowledge of CFC and CFB, nothing has occurred since the date of any such determination that is reasonably likely to affect adversely such qualification or exemption, or result in the imposition of excise taxes or income taxes on unrelated business income under the Code or ERISA with respect to any CFC Benefit Plan.
      (d) CFC and CFB have adequately reserved for all liabilities accrued prior to the Effective Time under CFC's and CFB nonqualified retirement or deferred compensation plans.
      (e) Except as set forth in Schedule 4.14, neither CFC nor CFB has any current or contingent obligation to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA). Neither CFC nor CFB has any liability with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) other than with respect to the CFC Benefit Plans.
      (f) There are no pending or threatened claims by or on behalf of any CFC Benefit Plans, or by or on behalf of any individual participants or beneficiaries of any CFC Benefit Plans, alleging any breach of fiduciary duty on the part of CFC or CFB or any of such party's officers, directors or employees under ERISA, the Code or any applicable regulations, or claiming benefit payments other than those made in the ordinary operation of such plans. The CFC Benefit Plans are not the subject of any investigation, audit or action by the IRS, the Department of Labor or the PBGC. CFC and CFB have made all required contributions under the CFC Benefit Plans, including the payment of any premiums payable to the PBGC and other insurance premiums. There is no underfunding liability for any CFC Benefit Plan that is subject to the funding requirements of Section 312 of the Code.
      (g) Neither CFC nor CFB maintains any defined benefit plan, and neither has incurred, or has any reason to expect that it will incur, any liability to the PBGC or otherwise under Title IV or ERISA (including early withdrawal liability) or under the Code with respect to any such plan. No CFC Benefit Plan has been subject to a reportable event for which notice would be required to be filed with the PBGC, and no proceeding by the PBGC to terminate any CFC Benefit Plan has been instituted or threatened.
      (h) With respect to any CFC Benefit Plan that is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) (in this subsection, a "Welfare Plan"), (i) each such Welfare Plan for which contributions are claimed as deductions under any provision of the Code is in material compliance with all applicable requirements pertaining to such deduction, (ii) with respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to such a Welfare Plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under Section 4976(a) of the Code, (iii) any CFC Benefit Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies, and in each and every case has complied, with all of the material requirements of Section 4980B of the Code, ERISA, Title XXII of the Public Health Service Act and the applicable provisions of the Social Security Act,
(iv) such Welfare Plan may be amended or terminated at any time on or after the Closing Date, and (v) there are no benefits to be provided to retirees under a group health plan that are subject to disclosure under Financial Accounting Board Standard 106.
      4.15. Allowance for Loan Losses. The allowance for loan losses shown on the consolidated statements of financial condition of CFC as of March 31, 1997, included in the CFC Quarterly Report on Form 10-Q as of such date has been determined, in the opinion of management of CFC in accordance with GAAP, to be adequate to provide for losses relating to or inherent in the loan portfolios of CFC and CFB.

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
      4.16. Environmental Matters. Each of CFC and CFB is in material compliance with all local, state and federal environmental statutes, laws, rules, regulations and permits, including but not limited to CERCLA and the Toxic Substances Control Act, 15 U.S.C. 2601 et seq. Neither CFC nor CFB has, nor to the best of CFC's knowledge have other parties, used, stored, disposed of or permitted any "hazardous substance" (as defined in CERCLA), petroleum hydrocarbon, polychlorinated biphenyl, asbestos or radioactive material (collectively, "Hazardous Substances") to remain at, on, in or under any of the real property owned or leased by CFC or CFB (including, without limitation, the buildings or structures thereon) (the "CFC Real Property"). Neither CFC nor CFB has, nor to the best of CFC's knowledge have other parties, installed, used, or disposed of any asbestos or asbestos-containing material on, in or under any of the CFC Real Property. Neither CFC nor CFB has, nor to the best of CFC's knowledge have other parties, installed or used underground storage tanks in or under any of the CFC Real Property. CFC has delivered to FSFC copies of all complaints, citations, orders, reports, written data, notices or other communications sent or received by it with respect to any local, state or federal environmental law, ordinance, rule or regulation as any of them relate to CFC or CFB.
      4.17. Asset Classification. Set forth in Schedule 4.17 is a list, accurate and complete in all material respects, of the aggregate amounts of loans, extensions of credit or other assets of CFC and CFB that have been classified by it as of March 31, 1997 (the "Asset Classification"); and no amounts of loans, extensions of credit or other assets that have been classified as of March 31, 1997 by any regulatory examiner as "Other Loans Specially Mentioned", "Substandard", "Doubtful", "Loss", or words of similar import are excluded from the amounts disclosed in the Asset Classification, other than amounts of loans, extensions of credit or other assets that were charged off by CFC or CFB prior to March 31, 1997.
      4.18. Labor Matters. No material work stoppage involving CFC or CFB is pending or, to the best knowledge of CFC, threatened. Neither CFC nor CFB is involved in, or, to the best knowledge of CFC's management, threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding which might reasonably be expected to have a Material Adverse Effect. Employees of CFC and CFB are not represented by any labor union, and, to the best knowledge of CFC's management, no labor union is attempting to organize employees of CFC or CFB.
      4.19. CFC Information. The written information with respect to CFC and its officers, directors, and affiliates which shall have been supplied by CFC (or any of its accountants, counsel or other authorized representatives) specifically for use in soliciting the Shareholder Approvals, or which shall be contained in the Registration Statement, will not, on the date the Proxy Statement is first mailed to shareholders of FSFC or CFC or on the date of the Shareholders' Meeting, or in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
      4.20. Securities Reports. Within the last two (2) years, CFC has filed on a timely basis all reports, registrations, and statements, together with any amendments, required under the Securities Act and the Exchange Act, all of which, as of their respective dates, were in compliance in all material respects with the rules and regulations of the SEC.
      4.21. Ownership of FSFC Common Stock. No shares of FSFC Common Stock are beneficially owned (as defined in Rule 13d-3 under the Exchange Act) by CFC or CFB.
      4.22. Due Diligence. All information provided by CFC in connection with the due diligence investigation by FSFC was, at the time that such information was provided, fair, accurate and complete in all material respects. Since the date of such provision of information, there have been no changes in such information, which taken in the aggregate, represent a Material Adverse Event. CFC has not failed to provide or make available to FSFC all material information regarding CFC.


               SECTION V.   CONDUCT OF BUSINESS PENDING CLOSING


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      5.1. Conduct of FSFC Pending Closing. During the period commencing on the date hereof and continuing until the Closing Date, each of FSFC and FFA covenants and agrees to the following (except to the extent that CFC shall otherwise expressly consent in writing, which consent shall not be unreasonably delayed or withheld); provided, however, that any breach of or inaccuracy in any of the covenants given in this Section 5.1 must have a Material Adverse Effect before such breach shall be actionable or shall constitute grounds for termination or failure to perform under this Reorganization Agreement.
            (a) Each of FSFC and FFA will carry on its business only in the ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts to preserve intact its business organization and goodwill, maintain the services of its present officers and employees and preserve its relationships with customers, suppliers and others having business dealings. Neither FSFC nor FFA shall purchase or otherwise acquire or enter into a contract to acquire servicing or subservicing rights with respect to loans not originated by FSFC or FFA without the written consent of CFC, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, FSFC may proceed to open branch offices in Wal-Mart stores located in Simpsonville, Anderson and Greenville, all as currently contemplated.
            (b) Neither FSFC nor FFA will amend its Certificate of Incorporation, Federal Stock Charter or Bylaws as in effect on the date hereof, except as may be required by applicable law or regulation.
            (c) FSFC will not issue, grant, pledge or sell, or authorize the issuance of, reclassify or redeem, purchase or otherwise acquire, any shares of its capital stock of any class or Rights to acquire any such shares or any shares or Rights to acquire shares of FFA; nor will it enter into any arrangement or contract with respect to the issuance of any such shares or other Rights to acquire shares; nor will it declare, set aside or pay any dividends (of any type) or make any other change in its equity capital structure; provided, however, that it may pay its customary $0.06 per share quarterly cash dividend prior to closing.
            (d) FSFC will promptly advise CFC in writing of any change in the businesses of FSFC or FFA which is or may reasonably be expected to have a Material Adverse Effect.
            (e) FSFC will not take, agree to take, or knowingly permit to be taken (except as may be required by applicable law or regulation) any action or do or knowingly permit to be done anything in the conduct of the business of FSFC or FFA, or otherwise, which would be contrary to or in breach of any of the terms or provisions of this Reorganization Agreement, or which would cause any of the representations of FSFC or FFA contained herein to be or become untrue in any material respect.
            (f) Neither FSFC nor FFA will incur any indebtedness for borrowed money, issue or sell any debt securities, or assume or otherwise become liable, whether directly, contingently or otherwise, for the obligation of any other party, other than in the ordinary course of business.
            (g) Except for expenses attendant to the Mergers and current contractual obligations, neither FSFC nor FFA will incur any expense in an amount in excess of $100,000 after the execution of this Reorganization Agreement without the prior written consent of CFC.
            (h) Neither FSFC nor FFA will grant any executive officers any increase in compensation (except in the ordinary course of business in accordance with past practice and only upon prior notice to CFC), or enter into any employment agreement with any executive officer without the consent of CFC except as may be required under employment or termination agreements in effect on the date hereof which have been previously disclosed to CFC in writing.
            (i) Neither FSFC nor FFA will acquire or agree to acquire by merging or consolidating with, purchasing substantially all of the assets of or otherwise, any business or any corporation, partnership, association or other business organization or division thereof.
            (j) Except as may be directed by any Regulatory Authority, as may be undertaken in the ordinary course of business in accordance with past practices, or as may be reasonably

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
      appropriate in view of changes in economic circumstances, neither FSFC nor FFA shall (1) change its lending, investment, liability management or other material banking or other policies in any material respect, or (2) implement or adopt any change in accounting principles, practices or methods, other than as may be required by GAAP.
            (k) FSFC shall not impose, or permit or suffer the imposition of any Liens on any shares of capital stock of FFA, or (except in the ordinary course of business) on any of its or FFA's assets, other than Liens on such other assets that, individually or in the aggregate, are not material to the business, properties or operations of FSFC or FFA.

      5.2. Conduct of CFC Pending Closing. During the period commencing on the date hereof and continuing until the Closing Date, CFC covenants and agrees to the following (except to the extent that FSFC shall otherwise expressly consent in writing, which consent shall not be unreasonably delayed or withheld); provided, however, that any breach of or inaccuracy in any of the covenants given in this Section 5.2 must have a Material Adverse Effect before such breach shall be actionable or shall constitute grounds for termination or failure to perform under this Reorganization Agreement.
            (a) CFC shall carry on its business in substantially the same manner as heretofore conducted.
            (b) CFC will not amend its Articles of Incorporation or Bylaws as in effect on the date hereof in any manner that will adversely affect the FSFC shareholders in any material respect.
            (c) CFC will promptly advise FSFC orally and in writing of any change in its business which is or may reasonably be expected to be materially adverse to CFC.
            (d) CFC will not take, agree to take, or knowingly permit to be taken any action or do or knowingly permit to be done anything in the conduct of its business or otherwise, which would be contrary to or in breach of any of the terms or provisions of this Reorganization Agreement, or which would cause any of the representations of CFC contained herein to be or become untrue in any material respect.


                     SECTION VI.  COVENANTS OF THE PARTIES

      6.1. Access to Properties and Records. Between the date of this Reorganization Agreement and the Closing Date, the parties will provide to each other and to their respective accountants, counsel and other authorized representatives reasonable access, during reasonable business hours and upon reasonable notice, to their respective premises, properties, contracts, commitments, books, records and other information and will cause their respective officers to furnish to the other party and its authorized representatives such financial, technical and operating data and other information pertaining to their respective businesses, as the parties shall from time to time reasonably request.
      6.2. Confidentiality. Each party will and will cause its employees and agents to hold in strict confidence, unless disclosure is compelled by judicial or administrative process, or in the opinion of its counsel, by other requirements of law, all Confidential Information and will not disclose the same to any Person. The party gaining access to such Confidential Information shall exercise the same degree of care with respect thereto that any such party uses to preserve and safeguard its own confidential proprietary information. Confidential Information shall be used only for the purpose of and in connection with consummating the transaction contemplated herein. If this Reorganization Agreement is terminated, each party hereto will promptly return all documents received by it from each other party containing Confidential Information. Each party will and will cause its employees and agents to hold in strict confidence, unless disclosure is compelled by judicial or administrative process, or in the opinion of its counsel, by other requirements of law, the status of the Mergers. Each party shall coordinate with the other parties, any public statements regarding the Mergers.
      6.3. Cooperation. Each party shall use its respective, reasonable best efforts to take any and all necessary or appropriate actions, and to use its reasonable best efforts to cause its officers, directors, employees, agents, and representatives to use their reasonable best efforts and to take all steps in good

                                      24

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
faith within their power, to cause to be fulfilled those of the conditions precedent to its obligations to consummate the Mergers which are dependent upon its or their actions, including but not limited to (i) requesting the delivery of appropriate opinions and letters from its counsel and (ii) obtaining any consents, approvals, or waivers required to be obtained from other parties.
      6.4. Affiliates' Letters. FSFC shall deliver to CFC a letter identifying all Persons who are, at the time the Corporate Merger is submitted to a vote of the shareholders of FSFC, "affiliates" of FSFC for purposes of Rule 145 of the General Rules and Regulations under the Securities Act. FSFC shall use its reasonable best efforts to cause each Person who is identified as an "affiliate" in the letter referred to above to deliver to CFC on or prior to the Effective Time a written agreement, in form reasonably satisfactory to CFC that such Person shall not sell, pledge, transfer or otherwise dispose of any capital stock of FSFC or any CFC Common Stock owned by such person or to be received by such person as part of the consideration except in compliance with the applicable provisions of the Securities Act.
      6.5. Listing of CFC Common Stock. CFC shall cause the shares of CFC Common Stock to be issued in the transactions contemplated by this Reorganization Agreement to be approved for quotation on the Nasdaq National Market, subject to official notice of issuance, prior to the Effective Time. CFC shall give such notice to the Nasdaq Stock Market as may be required to permit the listing of the CFC Common Stock issued in connection with the Corporate Merger.
      6.6. Letters from Accountants. Prior to the date the Registration Statement is declared effective and prior to the Effective Time, FSFC will deliver to CFC letters from Crisp Hughes & Co. addressed to CFC and dated not more than two business days before the date on which such Registration Statement shall have become effective and not more than two business days prior to the Effective Time, respectively, in form and substance satisfactory to CFC, and CFC will deliver to FSFC letters from KPMG Peat Marwick LLP, addressed to FSFC and dated not more than two business days before the Registration Statement shall have become effective and not more than two business days prior to the Effective Time, respectively, in form and substance satisfactory to FSFC, in each case with respect to the financial condition of the other party and such other matters as are customary in accountants' comfort letters.
      6.7. Tax Treatment. FSFC and CFC shall each take such acts within their power as may be reasonably necessary to cause the Mergers to qualify as "reorganizations" within the meaning of Section 368(a) of the Code, except to the extent such performance or failure would be prohibited by law or regulation.
      6.8. Expenses. Except to the extent expressly provided otherwise herein, the parties shall pay their own fees and expenses (including legal and accounting fees) incurred in connection with the Mergers.
      6.9. Material Events. At all times prior to the Closing Date, each party shall promptly notify the other parties in writing of the occurrence of any event which will or may result in a breach of any covenant, representation or warranty in this Reorganization Agreement, or the failure to satisfy the conditions specified in Section VI or Section VII of this Reorganization Agreement or other material developments relevant to the consummation of the Mergers, and shall use its reasonable best efforts to prevent or promptly to remedy the same.
      6.10. Acquisition Proposals. In the case of FSFC, without the prior written consent of CFC, it shall not, and it shall cause FFA not to, solicit or encourage inquiries or proposals with respect to, or furnish any nonpublic information relating to or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets or deposits of, or a substantial equity interest in, FSFC or FFA or any merger or other business combination with FSFC or FFA; provided, however, that if FSFC is not otherwise in violation of this Section 6.10, the Board of Directors of FSFC may furnish or cause to be furnished information and may participate in such discussions and negotiations if such Board of Directors, after having consulted with and considered the written advice of outside counsel, has determined that the failure to provide such information or participate in such negotiations and discussions would cause the members of such Board of Directors to breach their fiduciary duties under applicable law. FSFC shall instruct its and FFA's officers, directors, agents, advisors and affiliates to refrain from taking any action that would violate or conflict with the foregoing; and it shall notify CFC immediately if any such inquiries or proposals are received by, or any such negotiations or discussions are sought to be initiated with, FSFC or FFA.
      6.11. Public Announcements. At all times until after the Closing Date, neither FSFC nor CFC shall issue or permit any of its respective subsidiaries, affiliates, officers, directors or employees to issue any press release or other information to the press with respect to this Reorganization Agreement, without the express prior consent of the other party, except as may be required by law or the policies of the Nasdaq Stock Market. The parties shall cooperate to prepare a joint press release with respect to the transactions contemplated herein.
      6.12. Updating of Schedules. FSFC and CFC shall, at the Effective Time, prepare and deliver to each other such supplements to the schedules attached hereto as may be necessary or appropriate to ensure the accuracy and completeness of the information required to be disclosed in such schedules at all times prior to the Effective Time, provided that the furnishing of any such supplement to such Schedules shall not modify, limit, or otherwise affect any representations or warranties of FSFC or CFC contained herein or any right of FSFC or CFC to terminate this Reorganization Agreement. FSFC and CFC shall provide to each other drafts of such supplemental Schedules at least three (3) business days prior to the Closing Date.
      6.13. Certain Policies of FSFC. FSFC shall, consistent with GAAP and regulatory accounting principles, use its best efforts to record any accounting adjustments required to conform its and FFA's loan, litigation and other reserve and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to reflect consistently on a mutually satisfactory basis the policies and practices of CFC; provided, however, that FSFC and FFA shall not be obligated to record any such accounting adjustments pursuant to this Section unless and until FSFC and FFA shall be reasonably satisfied that all the conditions to the obligation of the parties to consummate the Mergers will be satisfied or waived on or before the Effective Time, and (ii) in no event until the day prior to the Closing Date. Notwithstanding any other provision hereof, until the Effective Time, the management of FSFC and the authority to establish and implement its business policies shall continue to reside solely in FSFC officers and board of directors, and the election of FSFC directors shall be solely the prerogative of FSFC shareholders.
      6.14. Employee Matters. (a) CFC, FSFC and FFA agree to cooperate to develop staffing plans which will result in retention of as many FSFC and FFA managers and employees as is practical (as determined by CFC). CFC agrees that FSFC and FFA employees shall also be eligible for consideration for any other available positions for which they are qualified at CFC and its subsidiaries. CFC agrees that those former FSFC or FFA employees who are employed by CFC or its subsidiaries immediately following the Closing Date: (i) will be eligible, on the same basis as current CFC employees, for all CFC Benefit Plans; and (ii) will receive past service credit for eligibility and vesting (but not benefit accrual) purposes under CFC Benefit Plans for years of service with FSFC and FFA as if such service had been with CFC or its subsidiaries. CFC agrees that FSFC may elect to fully vest its employees under some or all FSFC Benefit Plans prior to consummation of the Mergers. Any FSFC Benefit Plans that are intended to be qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code will be terminated by proper action of the Board of Directors of FSFC or FFA prior to the Effective Time. CFC agrees to assume all of FSFC's obligations under its Post-Retirement Health Benefit Plan with respect to FFA employees eligible to receive benefits under such Plan at the Effective Time based on their age and years of service with FFA. CFC further agrees that those former FSFC or FFA employees who are employed by CFC or its subsidiaries immediately following the Closing Date will not be subject to any pre-existing condition exclusion under CFC's medical Benefit Plans. CFC agrees that, upon the Mergers, it will assume or honor (as appropriate) FSFC's and FFA's Director Emeritus Plan, Deferred Compensation Plan for Key Employees and Non-employee Directors, Employee Severance Compensation Plan and Pay to Stay program and the obligations to pay benefits in accordance with the terms of such plans and any elections by participants thereunder; provided that CFC's total obligations under the Pay to Stay program shall not exceed $75,000 (and FSFC hereby represents to CFC that the maximum obligations under the Pay to Stay program do not exceed $75,000).

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

      (b) CFC acknowledges the transactions contemplated by this Reorganization Agreement constitutes a change in control for purposes of the employment agreements between FSFC and FFA and David C. Wakefield,, III and John L. Biediger (the "Officers"), respectively and further acknowledges that the Officers are entitled to receive the payments and benefits provided for in
Section 9(g) of such employment agreements upon a change in control of FSFC or FFA. FSFC, on or before the Effective Time, shall cause such employment contracts to be amended so that at the election of the officer (i) the payments and benefits to be provided under such employment agreements shall be payable or provided to the Officer over a period sufficient to reduce the present value of such payments or benefits to an amount which is one dollar ($1.00) less than three (3) times the Officer's "base amount" under Section 280G(b)(3) of the Code or (ii) the payments or benefits to be provided to the Officer shall be reduced to the extent necessary to avoid treatment as an excess parachute payment with the allocation of the reduction among such payments and benefits and the period over which such payments and benefits are to be provided to be determined by the Officer. Notwithstanding anything in this subparagraph (b) to the contrary, the payments and benefits to be paid or provided to each Officer shall have an aggregate present value, determined as of the Effective Time, of not less than $537,933 and $350,504, respectively.
      6.15. Directors. At the Special Meeting, CFC will nominate the three existing FSFC directors listed below to CFC's board of directors and recommend their election to the CFC shareholders:
            1. David C. Wakefield III (Class of 1995)
            2. William R. Phillips (Class of 1996)
            3. Vernon E. Merchant, Jr. (Class of 1997)
At CFC's 1998 annual meeting of shareholders, CFC shall nominate David C. Wakefield III to the Class of 1998. CFC shall also cause such persons to be elected to CFB's board of directors.
      6.16. Charitable Contributions. CFC shall honor FSFC's obligations to make the charitable contributions set forth on Schedule 6.16 (which contributions shall not exceed $15,000 annually).
      6.17. Prohibited Actions. (a) Except as expressly provided in this Reorganization Agreement, as agreed to by CFC or as required by applicable law, rules or regulations (including the fiduciary duties of the FSFC and FFA directors under applicable law), during the period from the date of this Reorganization Agreement to the Effective Time, FSFC shall, and shall cause its subsidiaries to, (i) take no action which would adversely affect or delay the ability of the parties hereto to obtain any necessary Regulatory Approvals or Authorizations required for the transactions contemplated hereby or to perform its covenants and agreements on a timely basis under this Reorganization Agreement and (ii) take no action that could reasonably be expected to have a Material Adverse Effect on FSFC or FFA.
      (b) Except as expressly provided in this Reorganization Agreement, as agreed to by FSFC or as required by applicable law, rules or regulations, during the period from the date of this Reorganization Agreement to the Effective Time, CFC shall, and shall cause its subsidiaries to, (i) take no action which would adversely affect or delay the ability of the parties hereto to obtain any necessary Regulatory Approvals or Authorizations required for the transactions contemplated hereby or to perform its covenants and agreements on a timely basis under this Reorganization Agreement and (ii) take no action that could reasonably be expected to have a Material Adverse Effect on CFC.

            SECTION VII.   CONDITIONS TO CFC'S OBLIGATION TO CLOSE

      The obligation of CFC and CFB to consummate the transactions contemplated in this Reorganization Agreement is subject to the satisfaction of the following conditions at or before the Closing Date:
      7.1. Performance of Acts and Representations by FSFC. Each of the acts and undertakings of FSFC and FFA to be performed on or before the Closing Date pursuant to the terms of this Reorganization Agreement shall have been duly authorized and duly performed, and each of the representations and warranties of FSFC and FFA set forth in this Reorganization Agreement shall be true in all material

                                      27

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
respects on the Closing Date, except as to transactions contemplated by this Reorganization Agreement or representations which are as of a specific date.
      7.2. Opinion of Counsel for FSFC. FSFC shall have furnished CFC with an opinion of its counsel, dated as of the Closing Date, and in form and substance reasonably satisfactory to CFC and its counsel, to the effect that, except as disclosed herein: (i) Each of FSFC and FFA is duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation (except that with respect to FFA, counsel shall be entitled to state merely that it has no knowledge of any reason why FFA is not duly organized); (ii) the consummation of the transactions contemplated by this Reorganization Agreement will not (A) violate any provision of FSFC's or FFA's Certificate of Incorporation, Federal Stock Charter or Bylaws, as applicable,
(B) violate any provision of, result in the termination of, or result in the acceleration of any obligation under, any agreement listed on Schedule 3.18 or any order, arbitration award, judgment or decree known to counsel to which FSFC or FFA is a party, or by which either is bound, except as such would not, in the aggregate, have a Material Adverse Effect, except as disclosed on schedules to the Reorganization Agreement, or (C) violate or conflict with any other restriction of any kind or character of which such counsel has knowledge and to which FSFC or FFA is subject; (iii) all of the shares of FSFC Common Stock and FFA common stock are validly authorized and issued, fully paid and non-assessable; (iv) each of FSFC and FFA has the legal right and power, and all authorizations and approvals required by law, to enter into this Reorganization Agreement, and to consummate the transactions contemplated herein (except that exception may be taken with respect to the Bank Merger) and all applicable regulatory waiting periods have passed; (v) other than filings and registrations required under applicable law to be made by CFC or CFB, all filings and registrations with, and notifications to, all federal and state authorities required on the part of FSFC or FFA for the consummation of the Mergers have been made; (vi) each of FSFC and FFA has full corporate power and authority to enter into this Reorganization Agreement, and this Reorganization Agreement has been duly authorized, executed and delivered by each of FSFC and FFA and constitutes a valid and legally binding obligation of FSFC and FFA enforceable against each of FSFC and FFA in accordance with its terms, except as such enforceability may be limited by (x) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to rights of creditors of FDIC-insured institutions or the relief of debtors generally, (y) laws relating to the safety and soundness of depository institutions, and (z) general principles of equity; and (vii) to the best knowledge of such counsel, no material suit or proceeding is pending or threatened against FSFC, FFA or other parties which would have a Material Adverse Effect on FSFC's or FFA's business or properties or their abilities to make the representations and warranties and perform the obligations set forth herein.
      7.3. Conduct of Business. There shall have been no Material Adverse Event with respect to FSFC or FFA from the date hereof through the Closing Date.
      7.4. Consents. All Regulatory Approvals and other authorizations necessary, in the reasonable opinion of counsel for CFC, to the consummation of the transactions contemplated hereby shall have been obtained, and no governmental agency or department or judicial authority shall have issued any order, writ, injunction or decree prohibiting the consummation of the transactions contemplated hereby. Regulatory Approvals shall have been obtained without the imposition of any condition or requirements that, in the reasonable judgment of CFC, renders the consummation of this transaction unduly burdensome (excluding conditions or requirements that are typically imposed in transactions of the type contemplated herein).
      7.5. Certificate. CFC shall have been furnished with such certificates of officers of FSFC and FFA, in form and substance reasonably satisfactory to CFC, dated as of the Closing Date, certifying to such matters as CFC may reasonably request, including but not limited to the fulfillment of the conditions specified in this Section VII.
      7.6. Shareholder Approvals. The Shareholder Approvals shall have been obtained.
      7.7. IRS Ruling. In the event that CFC shall have determined to restructure the Mergers as permitted under Section 2.8 hereof and CFC determines that it is desirable to obtain an IRS ruling with respect to such restructuring, then it shall be a condition of Closing that CFC shall have received such IRS ruling, which ruling shall be reasonably acceptable to CFC. Notwithstanding the foregoing, in the event

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
that CFC determines to pursue such IRS ruling and such IRS ruling has not been received by January 31, 1998, then CFC shall be deemed and required to waive this condition to Closing and proceed with Closing.
      7.8. Securities Laws. The Registration Statement shall have been declared effective. No order suspending the sale of the shares of CFC Common Stock in any jurisdiction shall have been issued, and no proceedings for that purpose shall have been instituted.
      7.9. FSFC Allowance. Immediately prior to Closing, the FSFC Allowance shall not be less than 0.75% of the total FSFC loans then outstanding, unless required otherwise by GAAP or applicable law.


          SECTION VIII. CONDITIONS TO THE OBLIGATION OF FSFC TO CLOSE

      The obligation of FSFC to consummate the transactions contemplated in this Reorganization Agreement is subject to the satisfaction of the following conditions at or before the Closing Date:
      8.1. Performance of Acts and Representations by CFC and CFB. Each of the acts and undertakings of CFC and CFB to be performed on or before the Closing Date pursuant to the terms of this Reorganization Agreement shall have been duly authorized and duly performed, and each of the representations and warranties of CFC and CFB set forth in this Reorganization Agreement shall be true in all material respects on the Closing Date, except as to transactions contemplated by this Reorganization Agreement or representations which are as of a specific date.
      8.2. Opinion of Counsel for CFC. CFC shall have furnished FSFC with an opinion of its counsel, dated as of the Closing Date, and in form and substance reasonably satisfactory to FSFC and its counsel, to the effect that, except as disclosed herein: (i) CFC and CFB are duly organized, validly existing and in good standing under the laws of the State of South Carolina; (ii) the consummation of the transactions contemplated by this Reorganization Agreement will not (A) violate any provision of CFC's or CFB's Articles of Incorporation or Bylaws, (B) violate any provision of, result in the termination of, or result in the acceleration of any obligation under, any mortgage, lien, lease, franchise, license, permit, agreement, instrument, order, arbitration award, judgment or decree known to counsel to which CFC or CFB is a party, or by which it is bound, except as such would not, in the aggregate, have a material adverse effect on the business or financial condition of CFC, or (C) violate or conflict with any other restriction of any kind or character of which such counsel has knowledge and to which CFC or CFB is subject; (iii) all of the shares of CFC Common Stock to be issued in connection with the Corporate Merger will be, when issued, validly authorized and issued, fully paid and non-assessable; (iv) CFC and CFB have the legal right and power, and all authorizations and approvals required by law, to enter into this Reorganization Agreement (except that exception may be taken with respect to the Bank Merger), and to consummate the transactions contemplated herein and all applicable regulatory waiting periods have passed; (v) all filings and registrations with, and notifications to, all federal and state authorities required on the part of FSFC or FFA for the consummation of the Mergers have been made; (vi) CFC and CFB have full corporate power and authority to enter into this Reorganization Agreement, and this Reorganization Agreement has been duly authorized, executed and delivered by CFC and CFB and constitutes a valid and legally binding obligation of CFC and CFB enforceable against CFC and CFB in accordance with its terms, except as such enforceability may be limited by (x) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to rights of creditors of FDIC-insured institutions or the relief of debtors generally, (y) laws relating to the safety and soundness of depository institutions, and (z) general principles of equity; (vii) to the best knowledge of such counsel, no material suit or proceeding is pending or threatened against CFC or other parties which would have a material adverse effect on CFC's business or properties or its abilities to make the representations and warranties and perform the obligations set forth herein, and (viii) the Registration Statement became effective on [date] and no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending under the Securities Act.

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      8.3.  Conduct of Business. There shall have been no Material Adverse Event with respect to CFC or CFB from the date hereof through the Closing Date.
      8.4. Consents. All Regulatory Approvals or other authorizations necessary, in the reasonable opinion of counsel for FSFC, to the consummation of the transactions contemplated hereby shall have been obtained, and no governmental agency or department or judicial authority shall have issued any order, writ, injunction or decree prohibiting the consummation of the transactions contemplated hereby. Approvals of all applicable regulatory agencies shall have been obtained without the imposition of any condition or requirements that, in the reasonable judgment of FSFC, renders the consummation of this transaction unduly burdensome (excluding conditions or requirements that are typically imposed in transactions of the type contemplated herein).
      8.5. Certificate. FSFC shall have been furnished with such certificates of officers of CFC and CFB, in form and substance reasonably satisfactory to FSFC, dated as of the Closing Date, certifying to such matters as FSFC may reasonably request, including but not limited to the fulfillment of the conditions specified in this Section VIII.
      8.6. Tax Opinion. FSFC shall have received from Wyche, Burgess, Freeman & Parham, P.A. a tax opinion, reasonably satisfactory to FSFC, opining, subject to reasonable qualifications, that the Corporate Merger shall, upon compliance with reasonable conditions, qualify as a tax-free reorganization under Section 368(a) of the Code.
      8.7. Shareholder Approvals. The Shareholder Approvals shall have been obtained.
      8.8. Securities Laws. The Registration Statement shall have been declared effective. No order suspending the sale of the shares of CFC Common Stock in any jurisdiction shall have been issued, and no proceedings for that purpose shall have been instituted.


                           SECTION IX.   TERMINATION

      9.1. Termination. This Reorganization Agreement may be terminated at any time prior to the Closing Date:
            (a)   by mutual consent of the parties;
            (b) by either CFC or FSFC, at that party's option, (A) if a permanent injunction or other order (including any order denying any required regulatory consent or approval) shall have been issued by any Federal or state court of competent jurisdiction in the United States or by any United States Federal or state governmental or regulatory body, which order prevents the consummation of the transactions contemplated herein, or (B) if the Shareholder Approvals are not received at the Shareholder Meetings;
            (c) by either CFC or FSFC if the other party (or its subsidiaries) has failed to comply with the agreements or fulfill the conditions contained herein, provided, however, that any such failure of compliance or fulfillment must result in a Material Adverse Event and the breaching party must be given notice of the failure to comply and a reasonable period of time to cure;
            (d)   by either CFC or FSFC as set forth in Section 2.3 hereof.
            (e) by either CFC or FSFC if the Ending Price is above $19.0156 or below $11.4094 (as such price shall be subject to equitable adjustment for stock splits, stock dividends, reverse stock splits and similar items).


                         SECTION X.   INDEMNIFICATION

      10.1. Information for Application and Statements. Each of CFC and FSFC represents and warrants that all information concerning it which is or will be included in any statement and application made to any governmental agency (including the Registration Statement) in connection with the transactions contemplated by the Agreement shall be true and correct in all material respects and shall not omit any

                                      30

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
material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading. Each of CFC and FSFC so representing and warranting will indemnify and hold harmless the other, each of its directors and officers, who controls the other within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses or liabilities to which any of them may become subject under applicable laws and rules and regulations thereunder and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any actions whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any such application or statement or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by the representing and warranting party expressly for use therein. Each of CFC and FSFC agrees, at any time upon the request of the other, to furnish to the other a written letter or statement confirming the accuracy of the information contained in any proxy statement, registration statement, report or other application or statement, or in any draft of any such document, and confirming that the information contained in such document or draft was furnished expressly for use therein or, if such is not the case, indicating the inaccuracies contained in such document or draft or indicating the information not furnished expressly for use therein. The indemnity agreement contained in this Section X shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the other party.

      10.2. Indemnification of Officers and Directors. (a) CFC covenants and agrees that it will cause each person who is an officer or director of FSFC or FFA (an "Indemnitee") on the Closing Date to be indemnified for any costs and expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") arising out of such person's service as an officer or director of FSFC or FFA to the fullest extent to which such Indemnitee is entitled under the Articles of Incorporation and Bylaws of CFC in effect on the date hereof (except that this provision shall not be construed so as to cause CFC to violate applicable law). Without limiting the foregoing obligation, CFC agrees that all limitations of liability existing in favor of an Indemnitee in the Certificate of Incorporation and Bylaws of FSFC as in effect on the date hereof, arising out of matters existing or occurring at or prior to the Effective Time shall survive the Mergers and shall continue in full force. CFC, upon request of such Indemnitee, shall advance expenses in connection with such indemnification. The provisions of this Section X shall survive the closing and shall be enforceable directly by each officer and director of FSFC benefited by this Section X.

      (b) Any Indemnitee wishing to claim indemnification under this Section X, upon learning of such claims or liabilities, shall promptly notify CFC thereof; provided, that the failure so to notify shall not affect the obligations of CFC hereunder unless such failure materially increases CFC's liability hereunder. In the event of any litigation giving rise to a claim hereunder, (i) CFC shall have the right to assume the defense thereof, if it so elects, and CFC shall pay all reasonable fees and expenses of counsel for the Indemnitees promptly as statements therefor are received; provided, however, that CFC shall be obligated pursuant to this Section to pay for only one firm of counsel for all Indemnitees in any jurisdiction for any single action, suit or proceeding or any group of actions, suits or proceedings arising out of or related to a common body of facts, (ii) the Indemnitees shall cooperate in the defense of any such matter,
(iii) CFC shall not be liable for any settlement effected without its prior written consent and (iv) CFC shall have no obligation hereunder in the event a federal banking agency or a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of an Indemnitee in the manner contemplated hereby is prohibited by applicable law.


                                      31

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
      10.3. Insurance. FSFC and CFC shall use their reasonable best efforts to maintain FSFC's existing directors' and officers' liability insurance policy (or a policy, similar to FSFC's existing policy, providing comparable coverage on terms no less favorable) past the Closing Date covering persons who are currently covered by such insurance; provided that CFC or FSFC shall not make a premium payment in respect of such policy (or replacement policy) which exceeds $50,000 and provided further that FSFC and CFC shall obtain the maximum amount of such coverage as can be obtained by paying a premium of $50,000. CFC shall take no action to terminate prematurely such policy.



                          SECTION XI.   MISCELLANEOUS

      11.1. Survival of Representations and Warranties. Except as otherwise provided in this Reorganization Agreement, the representations, warranties and covenants contained in this Reorganization Agreement or in any other documents delivered pursuant hereto, shall not survive the Closing of the transactions. Notwithstanding any investigation made by or on behalf of the parties, whether before or after Closing Date, the parties shall be entitled to rely upon the representations and warranties given or made by the other party(ies) herein. Each of the covenants set forth in Sections 6.2, 6.14, 6.15, 6.16, 10.2 and 10.3 shall survive the Closing Date forever (except that this sentence shall not be construed to extend any applicable statutes of limitations). The provisions of the foregoing sections shall survive the Closing and shall be enforeceable directly by each person benefitted or intended to be benefitted by such sections.
      11.2. Entire Agreement. This Reorganization Agreement, including any schedules, exhibits, lists and other documents referred to herein which form a part hereof, contains the entire agreement of the parties with respect to the subject matter contained herein and there are no agreements, warranties, covenants or undertakings other than those expressly set forth herein.
      11.3. Binding Agreement. This Reorganization Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Agreement shall not be assigned by either of the parties hereto without the prior written consent of the other party hereto.
      11.4. Notices. Any notice given hereunder shall be in writing and shall be deemed delivered and received upon reasonable proof of receipt. Unless written designation of a different address is filed with each of the other parties hereto, notice shall be transmitted to the following addresses:

      For CFC:          William S. Hummers III
                        Carolina First Corporation
                        102 South Main Street
                        Greenville, South Carolina  29601
                        Fax: 864-239-4605

      Copy to:          William P. Crawford, Jr.
                        Wyche, Burgess, Freeman & Parham, P.A.
                        Post Office Box 728
                        Greenville, South Carolina  29602
                        Fax: 864-235-8900

      For FSFC:         David C. Wakefield III
                        First Southeast Financial Corporation
                        201 North Main Street
                        Anderson, South Carolina 29622
                        Fax: 864-260-6211


                                      32

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
      Copies to:        John F. Breyer, Jr.
                        Breyer & Aguggia
                        1300 I Street, N.W., Suite 470E
                        Washington, D.C. 20005
                        Fax: 202-737-7979

      11.5. Counterparts. This Reorganization Agreement may be executed in one or more Counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.
      11.6. Headings. The section and paragraph headings contained in this Reorganization Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Reorganization Agreement.
      11.7. Law Governing. This Reorganization Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina.
      11.8. Amendment. This Reorganization Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties.
      11.9. Waiver. Any term, provision or condition of this Reorganization Agreement (other than that required by law) may be waived in writing at any time by the party which is entitled to the benefits thereof.

                                  END OF PAGE

                                      33

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
      IN WITNESS WHEREOF, this Reorganization Agreement has been duly entered as of the date first written above.

WITNESS:
                                        CAROLINA FIRST CORPORATION


_________________________         By:   /s/WILLIAM S. HUMMERS III
                                        ________________________________________
                                        William S. Hummers III
_________________________               Executive Vice President



                                        CAROLINA FIRST BANK


_________________________         By:   /s/WILLIAM S. HUMMERS III
                                        ________________________________________
                                        William S. Hummers III
_________________________               Executive Vice President and Cashier



                                        FIRST SOUTHEAST FINANCIAL CORPORATION


_________________________         By:   /s/DAVID C. WAKEFIELD III
                                        ________________________________________
                                        David C. Wakefield III
_________________________               President and Chief Executive Officer


                                        FIRST FEDERAL SAVINGS AND LOAN
                                        ASSOCIATION OF ANDERSON


_________________________         By:   /s/DAVID C. WAKEFIELD III
                                        ________________________________________
                                        David C. Wakefield III
_________________________               President and Chief Executive Officer




                                      34

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
                                APPENDIX A
                              PLAN OF MERGER
                                   OF
                   FIRST SOUTHEAST FINANCIAL CORPORATION
                               WITH AND INTO
                        CAROLINA FIRST CORPORATION


     Pursuant to this Plan of Merger (the "Plan of Merger"), First Southeast Financial Corporation ("FSFC"), a Delaware corporation headquartered in Anderson, South Carolina, shall be merged with and into Carolina First Corporation ("CFC"), a South Carolina corporation headquartered in Greenville, South Carolina.


                          ARTICLE I.  DEFINITIONS

     The capitalized terms set forth below shall have the following meanings:
     1.1. "Articles of Merger" shall mean the Articles of Merger to be executed by CFC and FSFC in a form appropriate for filing with the Secretary of State of South Carolina, relating to the effective consummation of the Corporate Merger as contemplated by the Plan of Merger.
     1.2. BCA shall mean the South Carolina Business Corporation Act of 1988, as amended.
     1.3. CFB shall mean Carolina First Bank, a South Carolina corporation and a wholly-owned subsidiary of CFC.
     1.4. "CFC Common Stock" shall mean the common stock, par value $1.00 per share, of CFC.
     1.5. "Change of Control Transaction" shall mean, with respect to CFC, a transaction in which a majority of the surviving entity of such transaction (or a majority of the entity holding substantially all of the assets of CFC) is not owned by persons holding CFC Common Stock immediately prior to such transaction.
     1.6. "Conversion Ratio" shall mean the number of shares of CFC Common Stock issuable in exchange for one share of FSFC Common Stock, as calculated pursuant to Section 3.1 hereof.
     1.7. "Corporate Merger" shall mean the merger of FSFC with and into CFC as more particularly set forth herein and in the Reorganization Agreement.
     1.8. "Effective Time" shall mean the date and time which the Corporate Merger becomes effective as more particularly set forth in Section 2.2 hereof. Subject to the terms and conditions hereof, the Effective Time shall be such time on such date as CFC shall notify FSFC in writing not less than five days prior thereto, which date shall not be more than 30 days after all conditions have been satisfied or waived in writing.
     1.9. "Ending Price" shall mean the average of the closing prices as quoted on the Nasdaq National Market for CFC Common Stock for the ten days in which CFC Common Stock was traded immediately prior to the Closing Date.
     1.10. FFA shall mean First Federal Savings and Loan Association of Anderson, a federal savings association organized and existing under the laws of the United States of America. Where the context permits, FFA shall be deemed to include FFA and FMSC.
     1.11. FMSC shall mean First Master Service Corporation, a South Carolina corporation and wholly-owned subsidiary of FFA.
     1.12.  "OTS" shall mean the Office of Thrift Supervision.
     1.13. "Person" shall mean an individual, a partnership, a corporation, a commercial bank, an industrial bank, a savings association, a savings bank, a limited liability company, an association, a joint stock company, a trust, a business trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).
     1.14. "Reorganization Agreement" shall mean the Reorganization Agreement among CFC, CFB, FFA and FSFC dated the date hereof, to which this Plan of Merger is attached as Appendix A.
     1.15. "Rights" shall mean warrants, calls, commitments, options, rights (whether stock appreciation rights, conversion rights, exchange rights, profit participation rights, or otherwise), securities or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, and other arrangements or commitments which obligate a Person to issue, otherwise cause to become outstanding, sell, transfer, pledge, or otherwise dispose of any of its capital stock or other ownership interests, or any voting rights thereof or therein, or to pay monetary sums by reference to the existence or market valuation, or in lieu and place, of any of its capital stock or ownership interests therein.

     1.16. "Shareholder Approvals" shall mean, as the context may require, the duly authorized written consent of CFC to the merger of FFA with and into CFB; the duly authorized written consent of FSFC to the merger of FFA with and into CFB; the approval by the requisite vote of the shareholders of FSFC at the FSFC Shareholders' Meeting of the merger of FSFC with and into CFC; and the approval by the requisite vote of the shareholders of CFC at the CFC Shareholders' Meeting of the merger of FSFC with and into CFC, all in accordance with the Reorganization Agreement and this Plan of Merger.
     1.17. "Shareholders' Meeting" shall mean, as applicable, the meetings of the shareholders of FSFC and CFC at which the Corporate Merger shall be voted upon.
     1.18. "Surviving Corporation" shall mean CFC after consummation of the Corporate Merger.


                     ARTICLE II.  THE CORPORATE MERGER

     2.1. Corporate Merger. At the Effective Time, subject to the terms and conditions of the Reorganization Agreement and this Plan of Merger, FSFC shall merge with and into CFC, the separate existence of FSFC shall cease, and CFC (the "Surviving Corporation") shall survive and the name of the Surviving Corporation shall be "Carolina First Corporation". By virtue of the Corporate Merger and without any action on the part of the holders thereof, each of the shares of FSFC Common Stock issued and outstanding immediately prior to the Effective Time (excluding shares held by FSFC, CFC, any FSFC Subsidiary or any CFC Subsidiary, in each case other than in a fiduciary capacity or as a result of debts previously contracted (the "Excluded Shares")) shall be converted into the right to receive the Merger Consideration referenced in Section III below. Each of the shares of CFC Common Stock (including the rights ("CFC Rights") issued pursuant to a Shareholder Rights Agreement, dated November November 9, 1993 (as amended, the "CFC Rights Agreement")), and any shares of any CFC Subsidiary or FSFC Subsidiary outstanding immediately prior to the Effective Time shall continue to be issued and outstanding, and shall not be converted, exchanged or altered in any manner as a result of the Corporate Merger.
     2.2. Effective Time. The Corporate Merger shall become effective on the date and at the time specified in the Articles of Merger, and in the form to be filed with the Secretary of State of the State of South Carolina.
     2.3. Capitalization. The number of authorized shares of capital stock of the Surviving Corporation shall be the same as immediately prior to the Corporate Merger.
     2.4. Articles of Incorporation. The articles of incorporation of CFC as in effect at the Effective Time shall be and remain the articles of incorporation of the Surviving Corporation.
     2.5. Bylaws. The Bylaws of CFC, as in effect at the Effective Time, shall continue in full force and effect as the bylaws of the Surviving Corporation until otherwise amended as provided by law or by such bylaws.
     2.6. Properties and Liabilities of FSFC and CFC; Management. At the Effective Time, the separate existence and corporate organization of FSFC shall cease, and CFC shall thereupon and thereafter, to the extent consistent with applicable law and with its articles of incorporation and the changes, if any, provided by the Corporate Merger, possess all the rights, privileges, immunities, liabilities and franchises, of a public as well as a private nature, of FSFC without further act or deed. The directors and officers of CFC in office immediately prior to the Corporate Merger becoming effective shall be the directors and officers of the Surviving Corporation, together with such additional directors and officers as may thereafter be elected, who shall hold office until such time as their successors are elected and qualified.


                     ARTICLE III. MERGER CONSIDERATION

     3.1. Merger Consideration. In connection with the Corporate Merger, each share of FSFC Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Corporate Merger and without any action on the part of the holder thereof, be exchanged for and converted into 1.000 shares of CFC Common Stock (the "Conversion Ratio"). However, the Conversion Ratio shall be subject to adjustment as follows:

     1. In the event that the Ending Price is above $16.7338, then the Conversion Ratio shall be reduced so that each holder of the FSFC Common Stock shall receive the number of shares of CFC Common stock equal to $16.7338 divided by the Ending Price, for each share of FSFC Common Stock.

     2. In the event that the Ending Price is below $13.6913, then the Conversation Ratio shall be increased so each holder of FSFC Common Stock shall receive the number of shares of CFC Common Stock equal to $13.6913 divided by the Ending Price, for each share of FSFC Common Stock.

     3. In the event that on the Closing Date, (i) CFC has executed a letter of intent or entered into a definitive agreement providing for a Change of Control Transaction or (ii) a bona fide offer to acquire a majority of the outstanding shares of CFC Common Stock is outstanding from a financial institution having the ability and intention to consummate such offer, then the Conversion Ratio shall not be less than 1.000.

All of the stock prices set forth in this Section 3.1 shall also be subject to equitable adjustment for stock splits, stock dividends, reverse stock splits and similar items.

     3.2. CFC Common Stock. None of the shares of CFC shall be converted in the Corporate Merger and the capitalization of CFC after the Corporate Merger shall remain unchanged.
     3.3. Authorized or Treasury Shares. Any and all shares of FSFC Common Stock held as treasury shares by FSFC or authorized but unissued shares shall be canceled and retired at the Effective Time, and no consideration shall be issued or given in exchange therefor.
     3.4. Fractional Shares. No fractional shares of CFC Common Stock will be issued as a result of the Merger. In lieu of the issuance of fractional shares pursuant to Section 3.1 hereof, cash will be paid to the holders of the FSFC Common Stock in respect of any fractional share that would otherwise be issuable based on the Ending Price.
     3.5. Excluded Shares. Each of the Excluded Shares shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.
     3.6. Equitable Adjustments. In the event of any change in the outstanding CFC Common Stock by reason of a stock dividend, stock split, stock consolidation, recapitalization, reorganization, merger, split up or the like, the Conversation Ratio and all stock prices set forth in this Article III shall be appropriately adjusted so as to preserve, but not increase, the benefits of this Plan of Merger to the holders of FSFC Common Stock.
     3.7. Transfers. At the Effective Time, the stock transfer books of FSFC shall be closed and no transfer of FSFC Common Stock shall thereafter be made or recognized. Any other provision of this Plan of Merger notwithstanding, none of the parties to the Reorganization Agreement or any affiliate of the foregoing shall be liable to a holder of FSFC Common Stock for any amount paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar law.

            ARTICLE IV.  EXCHANGE OF COMMON STOCK CERTIFICATES

     4.1. Issuance of CFC Certificates; Cash for Fractional Shares.
     (a) As soon as practicable after the Effective Time (but in no event more than five days after the Effective Time), CFC or its transfer agent (in such capacity, the "Exchange Agent") shall mail, or cause to be mailed, and otherwise make available to each record holder of Shares, a form of the letter of transmittal and instructions for use in effecting surrender and exchange of certificates which immediately before the Effective Time represented shares of FSFC Common Stock ("Certificates") for payment therefor. Upon receipt of such notice and transmittal form, each holder of Certificates at the Effective Time shall surrender the Certificate or Certificates to the Exchange Agent, and shall promptly upon surrender receive in exchange therefor the Merger Consideration provided in Section 3 of this Plan of Merger. If any portion of the payment to be made upon surrender and exchange of a Certificate is to be paid to a person other than the person in whose name the Certificate is registered, it shall be a condition of such payment that the Certificate shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay in advance any transfer or other taxes or establish to the satisfaction of CFC that no such tax is applicable. Upon surrender, each Certificate shall be canceled. In addition, Certificates surrendered for exchange by any person constituting an affiliate of FSFC for purposes of Rule 145(c) under the Securities Act of 1933, as amended (the "Securities Act"), shall not be exchanged for certificates representing shares of CFC Common Stock until CFC has received the written agreement from such person as provided for in
Section 6.4 of the Reorganization Agreement.
     (b) Adequate provisions shall be made to permit Certificates to be surrendered and exchanged in person not later than the business day following the Effective Time.
     4.2. Authorized Withholdings. CFC shall not be obligated to deliver the consideration to which any former holder of FSFC Common Stock is entitled as a result of the Merger until such holder surrenders his or her certificate or certificates representing the shares of FSFC Common Stock for exchange as provided in this Article IV, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be reasonably required in each case by CFC or FSFC. In addition, no dividend or other distribution payable to the holders of record of CFC Common Stock as of any time subsequent to the Effective Time shall be paid to the holder of any certificate representing shares of FSFC Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in
Section 4.1 above. However, upon surrender of the FSFC Common Stock certificate both the CFC Common Stock certificate, together with all such withheld dividends or other distributions and any withheld cash payments in respect of fractional share interest, but without any obligation for payment of interest by such withholding, shall be delivered and paid with respect to each share represented by such certificate.
     4.3. Limited Rights of Former FSFC Shareholders. After the Effective Time, each outstanding certificate representing shares of FSFC Common Stock prior to the Effective Time shall be deemed for all corporate purposes (other than voting and the payment of dividends and other distributions to which the former shareholder of FSFC Common Stock may be entitled) to evidence only the right of the holder thereof to surrender such certificate and receive the requisite number of shares of CFC Common Stock in exchange therefor (and cash in lieu of fractional shares) as provided in this Plan of Merger.


                ARTICLE V.  STOCK OPTIONS AND OTHER RIGHTS

     5.1. Options. There are no Rights to purchase FSFC Common Stock or securities convertible into FSFC Common Stock.


                        ARTICLE VI.  MISCELLANEOUS

     6.1. Conditions Precedent. Consummation of the Merger is conditioned upon receipt of the Shareholder Approvals. In addition, consummation of the Merger is conditioned upon the fulfillment of the conditions precedent set forth in
Section VII and Section VIII of the Reorganization Agreement, subject to waiver of any such conditions, if appropriate, as provided thereunder.
     6.2. Termination. This Plan of Merger may be terminated at any time prior to the Effective Time as provided in Section IX of the Reorganization Agreement.
     6.3. Amendments. To the extent permitted by law, this Plan of Merger may be amended by a subsequent writing signed by all of the parties hereto upon the approval of the board of directors of each of the parties hereto; provided, however, that this Plan of Merger may not be amended after the Shareholders' Meetings except in accordance with applicable law.

     Dated as of this _____ day of _______________, 1997.

                                APPENDIX B
                              PLAN OF MERGER
                                    OF
          FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF ANDERSON
                               WITH AND INTO
                            CAROLINA FIRST BANK

     Pursuant to this Plan of Merger (the "Plan of Merger"), First Federal Savings and Loan Association of Anderson ("FFA"), a federal savings and loan association existing under the laws of the United States of America, shall be merged with and into Carolina First Bank ("CFB"), a state banking corporation existing under the laws of South Carolina.

                           ARTICLE I.  DEFINITIONS

     The capitalized terms set forth below shall have the following meanings:
     1.1. "Articles of Merger" shall mean the Articles of Merger to be executed by CFB and FFA in a form appropriate for filing with the Secretary of State of South Carolina and the Office of Thrift Supervision, relating to the effective consummation of the Bank Merger as contemplated by the Plan of Merger.
     1.2. "BCA" shall mean the South Carolina Business Corporation Act of 1988, as amended.
     1.3. "Bank Merger" shall mean the merger of FFA with and into CFB as more particularly set forth in the Reorganization Agreement.
     1.4. "CFB Common Stock" shall mean the common stock, par value $1.00 per share, of CFB.
     1.5. CFC shall mean Carolina First Corporation, a bank holding company headquartered in Greenville, South Carolina.
     1.6. "Effective Time" shall mean the date and time which the Bank Merger becomes effective as more particularly set forth in Section 2.2 hereof. Subject to the terms and conditions hereof, the Effective Time shall be such time on such date as CFB shall notify FFA in writing not less than five days prior thereto, which date shall not be more than 30 days after all conditions have been satisfied or waived in writing.
     1.7. FSFC. First Southeast Financial Corporation, a corporation organized and existing under the laws of the state of Delaware.
     1.8.  "OTS" shall mean the Office of Thrift Supervision.
     1.9. "Person" shall mean an individual, a partnership, a corporation, a commercial bank, an industrial bank, a savings association, a savings bank, a limited liability company, an association, a joint stock company, a trust, a business trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).
     1.10. "Reorganization Agreement" shall mean the Reorganization Agreement among CFC, CFB and FSFC dated the date hereof, to which this Plan of Merger is attached as Appendix A.
     1.11. "Shareholder Approvals" shall mean, as the context may require, the duly authorized written consent of CFC to the merger of FFA with and into CFB; the duly authorized written consent of FSFC to the merger of FFA with and into CFB; the approval by the requisite vote of the shareholders of FSFC at the FSFC Shareholders' Meeting of the merger of FSFC with and into CFC; and the approval by the requisite vote of the shareholders of CFC at the CFC Shareholders' Meeting of the merger of FSFC with and into CFC, all in accordance with the Reorganization Agreement and this Plan of Merger.
     1.12. "Surviving Corporation" shall mean CFB after consummation of the Bank Merger.

                       ARTICLE II.  THE BANK MERGER

     2.1. Bank Merger. At the Effective Time, subject to the terms and conditions of the Reorganization Agreement and this Plan of Merger, FFA shall merge with and into CFB, the separate existence of FFA shall cease, and CFB (the "Surviving Corporation") shall survive and the name of the Surviving shall be "Carolina First Bank". By virtue of the Bank Merger and without any action on the part of the holders thereof, each of the shares of FFA Common Stock issued and outstanding immediately prior to the Effective Time, shall be converted into the right to receive the Merger Consideration referenced in Section III below. Each of the shares of CFB Common Stock, and any shares of any CFB subsidiary or FFA subsidiary outstanding immediately prior to the Effective Time shall continue to be issued and outstanding, and shall not be converted, exchanged or altered in any manner as a result of the Bank Merger.

     2.2. Effective Time. The Bank Merger shall become effective on the date and at the time specified in the Articles of Merger, and in the form to be filed with the Secretary of State of the State of South Carolina and the OTS.
     2.3. Capitalization. The number of authorized shares of capital stock of the Surviving Corporation shall be the same as immediately prior to the Bank Merger.
     2.4. Articles of Incorporation. The articles of incorporation of CFB as in effect at the Effective Time shall be and remain the articles of incorporation of the Surviving Corporation.
     2.5. Bylaws. The Bylaws of CFB, as in effect at the Effective Time, shall continue in full force and effect as the bylaws of the Surviving Corporation until otherwise amended as provided by law or by such bylaws.
     2.6. Properties and Liabilities of FFA and CFB; Management. At the Effective Time, the separate existence and corporate organization of FFA shall cease, and CFB shall thereupon and thereafter, to the extent consistent with applicable law and with its articles of incorporation and the changes, if any, provided by the Bank Merger, possess all the rights, privileges, immunities, liabilities and franchises, of a public as well as a private nature, of FFA without further act or deed. The directors and officers of CFB in office immediately prior to the Bank Merger becoming effective shall be the directors and officers of the Continuing Corporation, together with such additional directors and officers as may thereafter be elected, who shall hold office until such time as their successors are elected and qualified.

                     ARTICLE III. MERGER CONSIDERATION

     3.1. Merger Consideration. In connection with the Bank Merger, all shares of FFA Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Bank Merger and without any action on the part of the holder thereof, be exchanged for and converted into ______ shares of CFB Common Stock (the "Merger Consideration").
     3.2. CFB Common Stock. None of the shares of CFB shall be converted in the Bank Merger and the capitalization of CFB after the Bank Merger shall remain unchanged.
     3.3. Authorized or Treasury Shares. Any and all shares of FFA Common Stock held as treasury shares by FFA or authorized but unissued shares shall be canceled and retired at the Effective Time, and no consideration shall be issued or given in exchange therefor.
     3.4. Transfers. At the Effective Time, the stock transfer books of FFA shall be closed and no transfer of FFA Common Stock shall thereafter be made or recognized. Any other provision of this Plan of Merger notwithstanding, none of the parties to the Reorganization Agreement or any affiliate of the foregoing shall be liable to a holder of FFA Common Stock for any amount paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar law.

            ARTICLE IV.  EXCHANGE OF COMMON STOCK CERTIFICATES

     4.1. Issuance of CFB Certificates; Cash for Fractional Shares. After the Effective Time, each holder of shares of FFA Common Stock issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to CFB or its transfer agent, and shall promptly upon surrender receive in exchange therefor the Merger Consideration provided in
Section 3.1 of this Plan of Merger.
     4.2. Authorized Withholdings. CFB shall not be obligated to deliver the consideration to which any former holder of FFA Common Stock is entitled as a result of the Bank Merger until such holder surrenders his or her certificate or certificates representing the shares of FFA Common Stock for exchange as provided in this Article IV, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be reasonably required in each case by CFB or FFA. In addition, no dividend or other distribution payable to the holders of record of CFB Common Stock as of any time subsequent to the Effective Time shall be paid to the holder of any certificate representing shares of FFA Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 4.1 above. However, upon surrender of the FFA Common Stock certificate both the CFB Common Stock certificate, together with all such withheld dividends or other distributions and any withheld cash payments in respect of fractional share interest, but without any obligation for payment of interest by such

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withholding, shall be delivered and paid with respect to each share represented by such certificate.
     4.3. Limited Rights of Former FFA Shareholders. After the Effective Time, each outstanding certificate representing shares of FFA Common Stock prior to the Effective Time shall be deemed for all Bank purposes (other than voting and the payment of dividends and other distributions to which the former shareholder of FFA Common Stock may be entitled) to evidence only the right of the holder thereof to surrender such certificate and receive the requisite number of shares of CFB Common Stock in exchange therefor as provided in this Plan of Merger.

                ARTICLE V.  STOCK OPTIONS AND OTHER RIGHTS

     5.1. Options. There are no Rights to purchase FFA Common Stock or securities convertible into FFA Common Stock.

                        ARTICLE VI.  MISCELLANEOUS

     6.1. Conditions Precedent. Consummation of the Bank Merger is conditioned upon receipt of the Shareholder Approvals. In addition, consummation of the Bank Merger is conditioned upon the fulfillment of the conditions precedent set forth in Section VII and Section VIII of the Reorganization Agreement, subject to waiver of any such conditions, if appropriate, as provided thereunder.
     6.2. Termination. This Plan of Merger may be terminated at any time prior to the Effective Time as provided in Section IX of the Reorganization Agreement.
     6.3. Amendments. To the extent permitted by law, this Plan of Merger may be amended by a subsequent writing signed by all of the parties hereto upon the approval of the board of directors of each of the parties hereto.


     Dated as of this _____ day of _______________, 1997.



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                                Exhibit 99

                       Press Release dated July 1, 1997



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                                First Southeast
                                ---------------
                                Financial Corp.



NEWS RELEASE

DATE:          July 1, 1997

CONTACTS:

Carolina First Corporation              First Southeast Financial Corporation
William S. Hummers III                  David C. Wakefield, III, President
Mary M. Gentry                          (864) 224-3401
(864) 255-4919

TO:            News Media
RELEASE DATE:  Immediate


         CAROLINA FIRST AND FIRST SOUTHEAST SIGN MERGER AGREEMENT

GREENVILLE, S.C. - Carolina First Corporation (Nasdaq/NM:CAFC) and First Southeast Financial Corporation (Nasdaq/NM:FSFC) today announced the signing of a definitive agreement by which First Southeast will merge with Carolina First. First Southeast is the holding company for First Federal Savings and Loan Association of Anderson based in Anderson, South Carolina. Carolina First plans to merge First Federal into Carolina First Bank, a subsidiary of Carolina First Corporation. The transaction is subject to the receipt of regulatory and shareholder approvals.

Following the merger, Carolina First will be the largest independent financial institution in South Carolina with over $2.0 billion in assets and a market capitalization of approximately $250 million. The combined company is expected to operate over 65 banking offices and 40 ATMs. Carolina First will also rank first in market share in Anderson County, a strategic market located along the desirable Interstate 85 corridor between Atlanta and Charlotte and the fourth largest metropolitan statistical area in South Carolina.


Under the agreement, First Southeast shareholders will receive 1.0 share of Carolina First common stock for each share of First Southeast stock. This exchange ratio, which is subject to adjustment in the event of a 10% movement in Carolina First's stock based on a price of $15.2125, is expected to result in the issuance of 4,388,231 shares of Carolina First common stock. Based on Carolina First's closing price on June 30, 1997, the deal is valued at $14.75 per First Southeast share or approximately $65 million in total. Carolina First will record the acquisition using the purchase method of accounting.

First Southeast, through its subsidiary savings and loan association, First Federal Savings and Loan Association of Anderson, has 11 offices in Anderson, Abbeville, and Greenwood counties and plans to open an additional three branches in Wal-Mart superstores beginning this summer. At March 31, 1997, First Southeast had approximately $335 million in assets, $261 million in loans, and $283 million in deposits.

Mack I. Whittle, Jr., President and Chief Executive Officer of Carolina First Corporation, said, "The merger of First Southeast with Carolina First will create significant benefits for the customers and shareholders of both companies. Our combination will create a strong and profitable bank with the largest market share in Anderson County. It will also mark the entrance of Carolina First into Greenwood County. We will benefit our combined shareholders by realizing cost savings from an in-market merger and enhancing First Southeast's profit opportunities by broadening the services offered to customers. This merger will further solidify Carolina First's position as the largest South Carolina-based financial institution."

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David C. Wakefield, III, President and Chief Executive Officer of First
Southeast Financial Corporation, commented, "We are very pleased to affiliate with Carolina First, a dynamic and growing company. The merger will provide our shareholders with a significantly enhanced investment and at the same time lay the foundation for improved products and services for our valued customers. Carolina First is a pioneer in finding innovative ways to offer banking services in today's fast paced world of electronic commerce. We look forward to being a part of Carolina First's vision of the future."

Carolina First Corporation, headquartered in Greenville, South Carolina, is one of the largest independent bank holding companies in South Carolina with assets of $1.6 billion and 50 banking offices throughout the state. Its three subsidiaries are Carolina First Bank (CFB), a state-chartered commercial bank, Carolina First Mortgage Company (CFMC), a mortgage banking operation, and Blue Ridge Finance Company, an automobile finance company. CFB is the largest South Carolina-based commercial bank, and CFMC is the second largest mortgage loan servicer in South Carolina. Through its subsidiaries, Carolina First provides a full range of banking services, including mortgage, trust and investment services, designed to meet substantially all of the financial needs of its customers. Carolina First's common stock trades on the Nasdaq National Market under the symbol CAFC.


                             ***END***

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